Execution Version

C21 INVESTMENTS INC.

and

ALLIANCE TRUST COMPANY

as Trustee

INDENTURE

Dated as of May 6, 2024

providing for the issue of 12.0% Convertible Debentures

i

v

THIS INDENTURE dated as of May 6, 2024.

BETWEEN: C21 INVESTMENTS INC., a corporation existing under the laws of British Columbia;

 (the "Corporation")

AND: ALLIANCE TRUST COMPANY, a trust company existing under the laws of Alberta;

(the "Trustee")

RECITALS

A. The Corporation wishes to provide for the creation and issue of convertible debentures with the designation of "12.0% Convertible Debentures" to be issued in connection with the closing of the offering of units of the Corporation (the "Units"), with each Unit comprised of $1,000 principal amount 12% convertible debentures (the "Debentures") and 1,000 common share purchase warrants of the Corporation (each a "Warrant"), each Warrant entitling the holder thereof to purchase one common share of the Corporation (each, a "Common Share") at a price of $0.55 per Common Share for a period of 30 months from the date of issue, all upon the terms and conditions set forth in this Indenture (as hereinafter defined) and the Warrant Indenture (as hereinafter defined);

B. The Warrants shall be issued pursuant to and upon the terms set forth in a warrant indenture (the "Warrant Indenture") dated the same date hereof made between the Corporation and the Trustee;

C. The Corporation is proposing to issue up to 4,000 Debentures in denominations of $1,000 and integral multiples of $1,000 for an aggregate total principal amount of $4,000,000;

D. All necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Indenture by the Corporation, to make the same effective and binding upon the Corporation, and to make the Debentures, when certified by the Trustee and issued as provided in this Indenture, valid and legally binding obligations of the Corporation with the benefit and subject to the terms of this Indenture; and

E. The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Trustee to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Debentures issued pursuant to this Indenture and the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent herewith, the expressions below shall have the following meanings:

"Act" or "Act of Holder(s)", when used with respect to any Holder(s), has the meaning ascribed thereto in Section 1.12(a);

"Affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia);

"Applicable Law" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"Applicable Securities Law" means any Applicable Law in any jurisdiction in Canada regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction;

"Applicants" has the meaning ascribed thereto in Section 2.23(b);

"Authenticated" means, with respect to the issuance of a Certificated Debenture, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Trustee and "Authenticate", "Authenticating" and "Authentication" have corresponding meanings;

"Board of Directors" means either the Board of Directors of the Corporation, or any committee of that board duly authorized to make a decision on the matter in question;

"Board Resolution" means a copy of a resolution certified by a Responsible Officer of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect and unamended on the date of such certification;

"Business Day" means any day of the week, other than Saturday, Sunday or a statutory holiday in the Province of British Columbia or the Province of Alberta, on which banking institutions are open for business in the City of Vancouver, British Columbia or the City of Calgary, Alberta, respectively;

"Canadian Dollar" or "Dollar" or "$" means lawful currency of Canada;

"Certificated Debentures" means Debentures in the form of individual certificates in definitive fully registered form and substantially in the form of Schedule "A";

"Common Share Redemption Notice" has the meaning ascribed thereto in Section 3.6(b);

"Common Share Redemption Right" has the meaning ascribed thereto in Section 3.6(a);

"Common Share Reorganization" has the meaning ascribed thereto in Section 4.5(a);

"Common Shares" has the meaning ascribed thereto on the first page of this Indenture; provided that in the event of any reclassification, subdivision, consolidation, conversion, exchange or other modification thereto shall thereafter mean the shares or other securities or property resulting therefrom;

"Conversion Price" means $0.45 per Common Share, subject to adjustment in accordance with the provisions of Article 4;

"Corporate Trust Office" means the principal office or offices of the Trustee in the City of Calgary, Province of Alberta, at which at any particular time its corporate trust business shall be administered;

"Corporation" has the meaning ascribed thereto on the first page of this Indenture, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Corporation" shall mean such successor corporation;

"Corporation Request" means a written request or order signed in the name of the Corporation by any Responsible Officer of the Corporation and delivered to the Trustee;

"Counsel to the Trustee" means any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Trustee which may be Counsel to the Corporation;

"Counsel to the Corporation" means any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Corporation;

"CSE" means the Canadian Securities Exchange;

"Current Market Price" for any date means the VWAP on the CSE for the 20 consecutive trading days ending on the fifth trading day preceding the date of the applicable event (or, if the Common Shares are not listed thereon, on such Recognized Stock Exchange on which the Common Shares are listed as may be selected by the Directors or, if the Common Shares are not listed on any Recognized Stock Exchange, then as determined by the Board of Directors, acting reasonably);

"Date of Conversion" has the meaning ascribed thereto in Section 4.4(b);

"Debentureholder(s)" or "Holder(s)" means the registered Holder(s) of Debentures for the time being;

"Debentures" has the meaning ascribed thereto on the first page of this Indenture;

"deemed year" has the meaning ascribed thereto in Section 2.3(a);

"Default" means any event or condition that constitutes an Event of Default or that would constitute an Event of Default with the giving of notice, passage of time, or both;

"Directors" means the directors of the Corporation on the date hereof or such directors as may, from time to time, be appointed or elected directors of the Corporation pursuant to the Corporation's articles and by- laws, and applicable laws, and "Director" means any one of them, and reference to action by the Directors means action by the Directors as the Board of Directors;

"Distributed Securities" has the meaning ascribed thereto in Section 4.5(e);

"Event of Default" means any of the events identified in Section 7.1 as being an Event of Default;

"Extraordinary Resolution" has the meaning ascribed thereto in Section 10.8 and Section 10.11;

"Fair Market Value" means the value that would be paid by an informed and willing buyer to an arm's length informed and willing seller in a transaction not involving distress or necessity of either party, determined in by the Board of Directors of the Corporation acting reasonably and in good faith (unless otherwise provided in the Indenture);

"Fiscal Year" means any of the annual accounting periods of the Corporation ending on January 31 of each year;

"GAAP" means generally accepted accounting principles in the United States, consistently applied and any change therein from time to time;

"Governmental Authority" means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule-making entity (including a Recognized Stock Exchange) having or purporting to have jurisdiction over such Person or the business or property of such Person pursuant to the laws of Canada or any country in which such Person is residing, incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;

"Indenture" means or refers to this Indenture as amended or supplemented by any indenture, deed or instrument supplemental or ancillary thereto;

"Indenture Documents" means this Indenture, the Debentures and each other document, instrument, application or agreement now or hereafter executed and delivered by or on behalf of the Corporation or under or pursuant to any of them;

"Initial Payment Date" has the meaning ascribed thereto in Section 2.2(a);

"Interest Payment Date" means a date specified herein as the date on which an instalment of interest on a Debenture is due and payable;

"Interest Period" has the meaning ascribed thereto in Section 2.3(a);

"Internal Procedures" means the minimum number of the Trustee's internal procedures customary at such time for the making of any one or more entries to, changes in or deletions of any one or more entries in the records of the Trustee (including without limitation, original issuance or registration of transfer of ownership) to be complete under the operating procedures followed at the time by the Trustee;

"Issue Date" means the date of issuance of any Debentures under this Indenture;

"Lien" means any hypothec, security interest, mortgage, lien, right of preference, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement (other than an operating lease) relating to such property or assets;

"Maturity Date" means November 6, 2026 or such other date on which the Debentures become due and payable as provided in this Indenture;

"Monthly Instalment" has the meaning ascribed thereto in Section 2.2(b);

"Monthly Instalment Date" has the meaning ascribed thereto in Section 2.2(b);

"Notice" shall mean any notice, document or other communication required or permitted to be given under this Indenture;

"Officer's Certificate" shall mean a certificate signed by any two officers of the Corporation, at least one of whom shall be the chief executive officer or the chief financial officer, (or officer holding a similar title) and delivered to the Trustee;

"Opinion of Counsel" means a written opinion addressed to the Trustee (among other addressees as applicable) by Counsel to the Corporation and in a form which, in each case, shall be reasonably satisfactory to the Trustee;

"Outstanding" when used with respect to the Debentures means, as of the date of determination, all Debentures theretofore certified and delivered by the Trustee under this Indenture, except:

(a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Debentures for whose payment, purchase, or repurchase money in the necessary amount has been theretofore deposited with the Trustee under gratuitous deposit or set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent) for the Holders of such Debentures; and

(c) Debentures that have been surrendered to the Trustee pursuant to Section 2.21 or in exchange for or in lieu of which other Debentures have been certified and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Corporation; provided, however, that: (i) in determining whether the Holders of the requisite principal amount of the Debentures then outstanding have taken any Act of Holders hereunder, Debentures owned by the Corporation or any Affiliate of the Corporation shall be disregarded and deemed not to be then Outstanding; (ii) in determining whether the Trustee shall be protected in acting and relying upon such Act of Holders, only Debentures of which the Trustee has actual notice that they are so owned shall be so disregarded; and (iii) that Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Debentures and that the pledgee is not the Corporation or any Affiliate of the Corporation;

"Person" means any natural Person, corporation, firm, partnership, joint venture, trustee, executor, liquidator of a succession, administrator, legal representative or other unincorporated association, trust, unincorporated organization, government or Governmental Authority and pronouns relating thereto have a similar extended meaning;

"Pledge Agreement" means the pledge agreement dated on or about the date of this Indenture by the Corporation in favour of the Trustee pursuant to which the Corporation granted a Lien in favour of the Trustee over the Pledged Shares;

"Pledged Shares" means all of the issued and outstanding shares of 320204 Nevada Holdings Corp., an indirect, wholly-owned subsidiary of the Corporation;

"Principal Account" has the meaning ascribed thereto in Section 2.9(a);

"Principal Payment Election" has the meaning ascribed thereto in Section 2.2(c);

"Proceeding" means any suit, action or other judicial or administrative proceeding;

"Recognized Stock Exchange" means the CSE or, if the Common Shares are not listed on the CSE, any other national securities exchange or market on which the Common Shares are then listed and posted for trading;

"Redemption Date" has the meaning ascribed thereto in Section 3.3;

"Redemption Notice" has the meaning ascribed thereto in Section 3.3;

"Redemption Price" has the meaning ascribed thereto in Section 2.2(e);

"Regulation S" means Regulation S adopted by the United States Securities and Exchange Commission under the U.S. Securities Act;

"Release Date" has the meaning ascribed thereto in Section 2.2(b);

"Responsible Officer of the Corporation" means the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice-President, the Secretary, any Assistant Secretary, or any other officer of the Corporation customarily performing functions similar to those performed by any of the above designated officers;

"Spinoff Securities" has the meaning ascribed thereto in Section 4.5(e);

"Spinoff Valuation Period" has the meaning ascribed thereto in Section 4.5(e);

"Subject Transaction" has the meaning ascribed thereto in Section 11.1;

"Subsidiary" in relation to any specified Person, means: (a) any corporation, association or other business entity a majority of the outstanding Voting Securities of which are beneficially owned, directly or indirectly, by or for such Person and/or by or for any subsidiary or one or more of the other Subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the sole managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are the Person or one or more Subsidiaries of that Person (or any combination thereof);

"Successor Entity" has the meaning ascribed thereto in Section 11.1(a);

"Supplemental Indenture" has the meaning ascribed thereto in Section 13.4;

"Time of Expiry" has the meaning ascribed thereto in Section 2.2(d);

"Transfer Agent" means Computershare Investor Services Inc. or such other Person or Persons appointed as the transfer agent for the Common Shares, in such capacity, together with such Person's or Persons' successor from time to time in such capacity;

"Trustee" has the meaning ascribed thereto on the first page of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Trustee" shall mean or include each Person who is then a Trustee hereunder;

"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"U.S. Marijuana Laws" means certain United States federal laws relating to the cultivation, distribution or possession of marijuana in the United States and other related judgments, orders or decrees in effect from time to time that provide that such cultivation, distribution or possession is illegal;

"U.S. Person" means a "U.S. person" as that term is defined in Regulation S;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"VWAP" means the volume-weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade). The VWAP shall be determined by dividing the total value of all trades of Common Shares on the applicable Recognized Stock Exchange or market, as the case may be, over the applicable period by the total number of Shares so traded;

"Voting Securities" means securities having under all circumstances voting power to elect the directors, managers or trustees of the corporation, association or other business entity, provided that securities which only carry the right to vote conditionally on the happening of an event shall not be considered to be Voting Securities nor shall any securities be deemed to cease to be Voting Securities solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event;

"Warrant Indenture" has the meaning ascribed thereto on the first page of this Indenture;

"Wholly-Owned Subsidiary" means any Subsidiary of which the Corporation beneficially owns, directly or indirectly, all the Voting Securities and equity interests (other than qualifying equity interests required to be issued under Applicable Law) and a Subsidiary shall be deemed to beneficially own Voting Securities and equity interests beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely;

"Withholding Taxes" has the meaning ascribed there to in Section 2.20; and

"written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chief Executive Officer or Chief Financial Officer, or a person acting in any such capacity for the Corporation; and may consist of one or more instruments so executed.

All other terms which are used herein but not otherwise defined herein, and that are defined in the Securities Act (British Columbia), either directly or by reference therein, shall have the meanings assigned to them therein.

1.2 Interpretation

(a) Words importing the singular number shall include the plural and vice versa and words importing gender shall include the masculine, feminine and neuter genders.

(b) The words "hereto", "herein", "hereof", "hereby", "hereunder", and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection, paragraph, clause or other part of this Indenture.

(c) Except as otherwise provided herein, any reference in this Indenture to any act, statute, regulation, policy statement, instrument, agreement, or section thereof shall be deemed to be a reference to such act, statute, regulation, policy statement, instrument, agreement or section thereof as amended, re-enacted or replaced from time to time.

1.3 Accounting Terms

As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture, or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture, or in any such certificate or other document shall prevail.

1.4 Headings and Table of Contents

The division of this Indenture, or any related document, into articles, sections, subsections, paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or any such related document.

1.5 Section and Schedule References

Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to articles, sections, subsections, paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to articles, sections, subsections, paragraphs, clauses other subdivisions, exhibits, appendices or schedules of or to this Indenture.

1.6 Governing Law

The parties to this Indenture agree that any legal suit or proceeding arising with respect to this Indenture or the Debentures will be tried exclusively in the courts of the Province of British Columbia in the City of Vancouver, and the parties to this Indenture agree to submit to the jurisdiction of, and to venue in, such courts. This Indenture and each Debenture issued hereunder shall be governed by, and construed with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.7 Currency

Unless expressly provided to the contrary in this Indenture or in any Debenture, all monetary amounts in this Indenture or in such Debenture refer to Canadian Dollars.

1.8 Non-Business Day

Unless expressly provided to the contrary in this Indenture or in any Debenture, whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such period of time shall begin or end and such calculation shall be made as of the day that is not a Business Day, but such actions shall be taken and such payment shall be made, as the case may be, on the next succeeding Business Day.

1.9 Time

Unless otherwise expressly stated in this Indenture or in any Debenture, all references to a time will mean Vancouver time. Time shall be of the essence of this Indenture.

1.10 Independence of Covenants

Each covenant contained in this Indenture shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

1.11 Form of Documents Delivered to Trustee

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.12 Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Debentureholders voting in favour thereof, either in Person or by proxies duly appointed in writing, at any meeting of Debentureholders duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such requisite instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of Holders", and the Holders signing such instrument or instruments is sometimes referred to as the "Act". Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and, subject to Section 9.1, conclusive in favour of the Trustee and the Corporation, if made in the manner provided in this Section 1.12. The record of any meeting of Debentureholders shall be provided in the manner specified in Section 10.7.

(b) If the Corporation or the Trustee shall solicit from the Debentureholders any Act, the Corporation or the Trustee, as the case may be, may, at its option, fix in advance a record date for the determination of Debentureholders entitled to take such Act, but the Corporation or the Trustee, as the case may be, shall have no obligation to do so. Any such record date shall be fixed at the Corporation's or the Trustee's discretion, as the case may be, provided that such record date shall be fixed on a date not more than 60 days prior to the Act. If such a record date is fixed, such Act may be sought or taken before or after the record date, but only the Debentureholders of record at the close of business on such record date shall be deemed to be Debentureholders for the purpose of determining whether Holders of the requisite proportion of Debentures Outstanding have authorized or agreed or consented to such Act, and for that purpose the Debentures Outstanding shall be computed as of such record date.

(c) Any Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Debenture.

1.13 Interest Payments and Calculations

(a) The rate of interest stipulated in this Indenture or in any Debenture will be calculated on the basis of a 365 day year.

(b) For purposes of the Interest Act (Canada), (i) whenever any interest under this Indenture is calculated using a rate based on a year of 365 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 365 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 365; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Indenture, and (iii) the rates of interest stipulated in this Indenture are intended to be nominal rates and not effective rates or yields.

(c) In calculating interest under this Indenture or under a Debenture for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

(d) If any provision in any Indenture Document would oblige the Corporation to make any payment of interest or other amount payable to the Trustee or any Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Trustee or that Holder of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Trustee or that Holder of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest to be paid to the Trustee or the affected Holder, as the case may be; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Trustee or the affected Holder, as the case may be, which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

1.14 Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether expressed or not.

1.15 Severability Clause

If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.16 Benefits of Indenture

Nothing in this Indenture and in the Debentures, express or implied, shall give to any Person, other than the parties hereto, the Debentureholders, and their respective successors hereunder, any paying agent, any Person maintaining the record of the Debentureholders pursuant to Section 2.11, any Transfer Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.17 Unclaimed Debentures

Subject to Applicable Law, all amounts held or set aside for the payment of Debentures together with any interest thereon which remain unclaimed after a period of three calendar years from the Maturity Date shall be forfeited and shall revert to the Corporation.

1.18 Schedules

The attached Schedule "A" is incorporated into and forms part of this Indenture.

1.19 Benefits of Indenture through Trustee

For greater certainty, this Indenture is being entered into with the Trustee for the benefit of the Holders and the Trustee declares that it holds all rights, benefits and interests of this Indenture on behalf of and as the Person holding the power of attorney of, the Holders and each such Person who becomes a Holder of the Debentures from time to time.

1.20 English Language

The Corporation, the Trustee and, by their acceptance of Debentures and the benefits of this Indenture, the Holders acknowledge having consented to and requested that this Indenture, each Debenture and each document related hereto and thereto be drawn up in the English language only. La Société, le fiduciaire des débentures et, par leur acceptation des débentures et des avantages de la présente convention, les porteurs, reconnaissent avoir accepté et demandé que la présente convention, chaque débenture et chaque document relié à celles-ci soient rédigés en langue anglaise.

ARTICLE 2
THE DEBENTURES

2.1 Limit of Issue and Designation of Debentures

The Debentures authorized to be issued hereunder are limited to 4,000 Debentures in aggregate principal amount of $4,000,000, which shall be designated as "12.0% Convertible Debentures".

2.2 Form and Terms of Debentures

(a) The Debentures shall be dated as of the Issue Date. The Debentures shall bear interest from and including the Issue Date at the rate of 12.0% per annum (after as well as before maturity, default and judgment, with interest on overdue interest at the said rate until the earlier of the dates set out in Section 2.3(a)(ii) to Section 2.3(a)(iv) below), payable in lawful money of Canada in equal quarterly instalments in arrears on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), the first such payment to fall due on June 30, 2024 (the "Initial Payment Date") and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date. The Initial Payment Date on June 30, 2024 will include interest accrued from the Issue Date to, but excluding, June 30, 2024 and the last interest payment will include accrued interest from and including the last day on which interest is due hereunder to but excluding the Maturity Date.

(b) Subject to the Debentures being converted in accordance with the terms of Article 4 or redeemed or purchased prior to the Maturity Date in accordance with the terms of Article 3, the outstanding principal of the Debentures will be payable to the Holder in twenty-five (25) equal monthly instalments (each, a "Monthly Instalment"), each equal to the outstanding principal of the Debentures on the Issue Date divided by 25, with a final payment on the Maturity Date of all of the then outstanding principal of the Debentures, together with all accrued and unpaid interest thereon. Each Monthly Instalment shall be paid on the last day of each calendar month (each, a "Monthly Instalment Date"), beginning on the last day of the sixth calendar month from the Issue Date (the "Release Date"), with the first of such Monthly Instalments collectively due and payable on October 31, 2024. In the event that the Debentures are converted into Common Shares by the Holder in accordance with the terms of Article 4 or redeemed or purchased by the Corporation in accordance with the terms of Article 3 prior to the Maturity Date, the amount of each remaining Monthly Instalment on the date of such conversion or redemption shall be proportionally adjusted to reflect the outstanding principal of the Debentures after the occurrence of such conversion or redemption.

(c) Each Monthly Instalment shall be paid to the Holder in cash pursuant to Section 2.9, or the Holder may, elect to receive as payment for such portion of the principal amount of the Debentures payable on any given Monthly Instalment Date by way of the issuance to the Holder of up to such number of Common Shares as obtained by dividing the aggregate amount of such Monthly Instalment payable to the Holder at the time of such election by the Conversion Price. If a Holder elects to exercise such option, it shall provide the Trustee with a notice in the form of principal payment election notice set out in Schedule "A" or any other written notice in a form satisfactory to the Trustee specifying such election (the "Principal Payment Election") at least ten (10) days prior to any Monthly Instalment Date. The Common Shares issuable to the Holder pursuant to any Principal Payment Election shall be issued to the Holder on the applicable Monthly Instalment Date.

(d) Upon and subject to the provisions and conditions of Article 4 and subject to applicable regulatory approval (including the approval of such Recognized Stock Exchange on which the Common Shares are listed, if applicable), the holder of each Debenture shall have the right at such Debenture holder's option, at any time and from time to time from the Issue Date to 5:00 p.m. (Vancouver time) on the earlier of the  sixth Business Day preceding the Maturity Date and the date specified by the Corporation for redemption or conversion of the Debentures by notice to the holders of Debentures in accordance with Section 2.2(e) or Article 4, as the case may be, (the earlier of which will be the "Time of Expiry" for the purposes of Article 4), to convert the whole or, in the case of a Debenture of a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into that number of Common Shares equal to the quotient of such amount divided by the Conversion Price; subject to any adjustment pursuant to Section 4.5, subject to the prior approval of such stock exchange(s) on which the Common Shares are listed, if applicable. The Corporation shall confirm the Conversion Price and the number of Conversion Shares to be issued in respect of a conversion on the applicable Date of Conversion by way of Officer's Certificate delivered to the Trustee.

(e) The Debentures shall be redeemable by the Corporation in accordance with the terms of this Section 2.2(e) and Article 3, provided that the Debentures will not be redeemable by the Corporation prior to the Release Date. From the Release Date and prior to the Maturity Date, the Debentures shall be redeemable, in whole or in part from time to time, at the option of the Corporation on notice as provided for in Section 4.4 at a cash redemption price equal to the principal amount thereof (the "Redemption Price"), or, at the option of the Holder, by way of issuance to the Holder of up to such number of Common Shares as obtained by dividing the aggregate principal amount of the Debentures held by the Holder at the time of the exercise of such option by the Conversion Price. All accrued and unpaid interest up to the Redemption Date payable in connection with such redemption shall be repayable in cash.

(f) The Debentures shall be issued as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 and the Trustee is hereby appointed as registrar and transfer agent for the Debentures.

(g) The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule "A", with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any applicable law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors or officers of the Corporation executing such Debenture in accordance with Section 2.6, as conclusively evidenced by their execution of a Debenture. Each Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve.

2.3 Interest

(a) Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest from the Issue Date, or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the Debentures then Outstanding, whichever shall be the later, to but excluding the earlier of:

(i) the following Interest Payment Date;

(ii) if redeemed in accordance with Section 3.1 or purchased in accordance with Section 3.8, the date of payment;

(iii) if converted in accordance with Article 4, the Conversion Date; and

(iv) the Maturity Date;

as the case may be (the "Interest Period"). The interest payable per $1,000 principal amount of Debentures in respect of an Interest Period other than an Interest Period that ends on an Interest Payment Date shall be calculated by multiplying $1,000 by the interest rate of 12.0% per annum, computed on the basis of a 365-day year. For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid is to be calculated on the basis of any period of time less than a calendar year (a "deemed year") such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year.

2.4 Prescription

The Corporation shall have satisfied its obligations under the Debentures upon irrevocable remittance to the Trustee for the account of the Debentureholders, upon repurchase or at the Maturity Date, of any and all consideration due hereunder in cash and such remittance shall for all purposes be deemed a payment to the Debentureholders, and to that extent such Debentures shall thereafter not be considered as Outstanding and the Debentureholders shall have no right, except to receive payment out of the moneys so paid and deposited upon surrender of its Debentures.

2.5 Issue of Debentures

Debentures in such aggregate principal amounts as the Board of Directors shall determine in accordance with the terms hereof and in lawful money of Canada shall be executed by the Corporation from time to time and, forthwith after such execution, shall be delivered to the Trustee and shall be authenticated by the Trustee and delivered to the Corporation in accordance with the terms of Section 2.7. Other than as contemplated by Section 2.12, the Trustee shall receive no consideration for the certification or Authentication of Debentures.

2.6 Execution of Certificated Debentures

All Certificated Debentures shall be signed manually by any one Responsible Officer of the Corporation holding office at the time of signing. Notwithstanding that any Person whose signature appears on a Certificated Debenture as a director or officer may no longer hold such office at the date of the Certificated Debenture or at the date of the certification and delivery thereof, such Certificated Debenture shall be valid and binding upon the Corporation and the registered holders thereof entitled to the benefits of this Indenture.

2.7 Authentication

(a) Only such Debentures as shall have been Authenticated shall be enforceable against the Corporation and entitled to the benefits of this Indenture at any time or be valid or obligatory for any purpose.

(b) Authentication by Trustee of any Certificated Debenture executed by the Corporation shall be conclusive evidence that the Holder is entitled to the benefits of this Indenture.

(c) No Debenture shall be issued or, if issued, shall be valid for any purpose, enforceable against the Corporation or entitle the registered Holder to the benefit hereof or thereof until it has been Authenticated. Such Authentication shall be conclusive evidence that such Debenture is a valid and binding obligation of the Corporation and that the Holder is entitled to the benefits of this Indenture. The Authentication by the Trustee of any such Debenture hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Debenture or its issuance (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof.

2.8 Persons Entitled to Payment

(a) Prior to due presentment for registration of transfer of any Debenture, the Corporation, the Trustee and any other Person, as the case may be, may treat the Person in whose name any Debenture is registered in the applicable register as the absolute and sole owner of such Debenture for all purposes including receiving payment of the principal of, and any premium, if any, interest or other amount on such Debenture, receiving any notice to be given to the Holder of such Debenture, and taking any Act of Holders with respect to such Debenture, whether or not any payment with respect to such Debenture shall be overdue, and none of the Corporation, the Trustee or any other Person, as the case may be, shall be affected by notice to the contrary.

(b) Delivery of a Debenture to the Trustee by or on behalf of the Holder thereof shall, upon payment of such Debenture, be a valid discharge to the Corporation of all obligations evidenced by such Debenture. None of the Corporation, the Trustee or any other Person shall be bound to inquire into the title of any such Holder.

(c) In the case of the death of one or more joint registered Holders of a Debenture, the principal of, and premium, if any, interest and any other amounts on such Debenture may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debenture, shall constitute a valid discharge to the Corporation and the Trustee.

2.9 Payment of Principal and Interest on Debentures

(a) Except as may otherwise be provided herein, payments of Monthly Instalments will be made in the following manner: the Corporation will establish and maintain with the Trustee a principal payment account for the Debentures (the "Principal Account"). On or before 9:00 a.m. (Vancouver time) not less than one Business Day immediately prior to a Monthly Instalment Date, the Corporation will deliver to the Trustee a certified cheque or wire transfer for deposit in the applicable Principal Account in an amount sufficient to pay the cash amount payable in respect of such Monthly Instalment, less any tax required by law to be deducted. The Trustee, on behalf of the Corporation, will pay to each Holder entitled to receive payment (that has not submitted a Principal Payment Election pursuant to Section 2.2(c) in respect of such Monthly Instalment), the Monthly Instalment. The delivery of such funds to the Trustee for deposit to the applicable Principal Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax deducted as aforesaid) and, on in respect of the last Monthly Instalment paid on the Maturity Date, such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such Holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled. Unless any Debenture is converted, redeemed or purchased in accordance with the terms of this Indenture prior to the Maturity Date, interest shall cease to accrue on the Debentures upon the Maturity Date provided the Trustee has received, by the Maturity Date, from the Corporation all the funds due and payable on the Debentures.

(b) As interest becomes due on each Debenture (except, on conversion or if redeemed or purchased in accordance with the terms of this Indenture), the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest to the order of the registered Holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the record date prior to the applicable Interest Payment Date and addressed to the Holder at the Holder's last address appearing on the register, unless such Holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due, and if payment is made by other means (such as electronic transfer of funds), the Trustee must receive confirmation of receipt of funds prior to being able to forward funds or cheques to holders and such payment shall be made in a manner whereby the Holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(c) The Trustee is authorized by the Corporation to make payments of interest and principal to Holders, by electronic funds transfer, upon the request of such Holder and the reasonable and documented Trustee's fees in respect thereof will be for the account of the Holder.

(d) If a Debenture or a portion thereof is called or presented for conversion by the Holder or is redeemed or purchased by the Corporation in accordance with the terms of the Indenture and the payment date is prior to an Interest Payment Date, interest accrued up to but excluding, the Date of Conversion, Redemption Date or the date of surrender and presentation in respect of a purchase, as applicable, on such Debenture will be paid upon presentation and surrender of such Debenture to the Corporate Trust Office.

(e) Subject to the foregoing provisions of this section, each Debenture delivered upon the transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debenture.

2.10 Rank

The Debentures certified and issued under this Indenture rank pari passu with one another.

2.11 Register and Transfer

(a) The Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Debentures and particulars of the Debentures held by them respectively and of all transfers of Debentures. Such registration shall be noted on any Certificated Debentures by the Trustee or other registrar unless a new Certificated Debenture shall be issued upon such transfer.

(b) No transfer of any Debenture shall be valid unless entered on the register referred to in Section 2.11(a), and upon surrender of any Certificated Debentures together with a duly executed form of transfer acceptable to the Trustee, and, if applicable, upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe. In the case of Certificated Debentures, the Trustee shall rely on the Form of Assignment in the form included in Schedule "A" signed by the transferor without further enquiry.

2.12 Certificated Debentures; Transfers and Exchanges

(a) Any Certificated Debenture issued to a transferee upon transfers contemplated by Section 2.11 shall bear the appropriate legends, as required by applicable Securities Laws, as set forth in Section 2.24.

(b) The Trustee shall not register a transfer of a Certificated Debenture unless the transferor has provided the Trustee with the Debenture and the Form of Assignment, in the form included in Schedule "A".

2.13 Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the transferor or any previous Holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

2.14 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

2.15 Registers Open for Inspection

The registers referred to in Section 2.11 shall be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount of the Debentures held by each such Holder, provided the Trustee shall be entitled to charge a reasonable fee to provide such a list.

2.16 Exchanges of Debentures

(a) Subject to Section 2.12 and Section 2.17, Certificated Debentures in any authorized form or denomination, may be exchanged for Certificated Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Certificated Debentures so exchanged.

(b) In respect of exchanges of Certificated Debentures permitted by Section 2.16(a), Certificated Debentures of any series may be exchanged only at the principal office of the Trustee in the city of Calgary, Alberta or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Certificated Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall Authenticate all Certificated Debentures necessary to carry out exchanges as aforesaid. All Certificated Debentures surrendered for exchange shall be cancelled.

2.17 Closing of Registers

(a) Neither the Corporation nor the Trustee nor any registrar shall be required to make transfers or exchanges of or convert any Debentures during the five preceding Business Days preceding any Interest Payment Date, Monthly Instalment Date or the Maturity Date.

(b) Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustee in Calgary, Alberta, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

2.18 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.

2.19 Ownership of Debentures

(a) Unless otherwise required by Applicable Law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered Holder.

(b) The registered Holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off, compensation or counterclaim between the Corporation and the original or any intermediate Holder thereof and all Persons may act accordingly and the receipt of any such registered Holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered Holder.

(c) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof shall be paid to the order of all such holders, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(d) In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may, upon the delivery of such reasonable requirements as the Trustee may prescribe, be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

2.20 Withholding Matters

All payments made by or on behalf of the Corporation under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Withholding Taxes"), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Corporation shall deduct and withhold such Withholding Taxes from any payment to be made or with respect to the Debentures and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation's obligations under the Debentures. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, the Corporation shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

2.21 Cancellation of Debentures

(a) All Debentures surrendered for payment of the final amount required to be paid thereon, or that have been surrendered to the Trustee for registration of exchange or transfer or surrendered in connection with a conversion, purchase or redemption by the Corporation in accordance with the terms of this Indenture, shall be promptly cancelled by the Trustee on receipt. The Trustee shall give prompt written notice to the Corporation of the particulars of any Debentures cancelled by it upon its request for this information, and the Corporation shall pay the Trustee's reasonable fees in connection therewith.

(b) The Corporation may, in its discretion at any time, deliver to the Trustee for cancellation any Debentures which the Corporation has purchased as provided for in this Indenture, and all such Debentures so delivered shall be cancelled by the Trustee.

(c) All Debentures which have been cancelled by the Trustee shall be destroyed by the Trustee in accordance with its standard practices, and the Trustee shall furnish to the Corporation a destruction certificate setting forth the numbers and denominations of the Debentures so destroyed.

2.22 Mutilated, Lost, Stolen or Destroyed Debentures

(a) If any Debenture has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the Trustee, the Corporation may, in its discretion, execute, and upon such execution the Trustee shall certify and deliver, a new Debenture of the same date and amount as the defaced, mutilated, lost, stolen or destroyed Debenture in exchange for and in place of the defaced or mutilated Debenture, and in lieu of and in substitution for the lost, stolen or destroyed Debenture. Notwithstanding the foregoing, no Debenture shall be delivered as a replacement for any Debenture which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debenture, and no Debenture shall be delivered as a replacement for any Debenture which has been lost, stolen or destroyed unless the applicant for the replacement Debenture has furnished to the Corporation and the Trustee evidence, satisfactory in form and substance to the Corporation and the Trustee, of its ownership of, and of such loss, theft or destruction of, such Debenture and has provided such a surety bond and indemnity to the Corporation and the Trustee in amount, form and substance satisfactory to each of them. Any instructions by the Corporation to the Trustee under this section shall include such indemnity for the protection of the Trustee as the Trustee may reasonably require.

(b) If any mutilated, defaced, lost, stolen or destroyed Debenture has become or is about to become due and payable, the Corporation, in its discretion, may, instead of executing a replacement Debenture, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debenture.

(c) Upon the issuance of a replacement Debenture, the Corporation may require the applicant for such replacement Debenture to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee and the Corporation) connected with such issuance.

(d) Each replacement Debenture shall bear a unique legend, if applicable, and be in a form otherwise identical to the Debenture it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debenture it replaces.

(e) Unless the Corporation instructs otherwise, the Trustee shall, in accordance with its practice, destroy each mutilated or defaced Debenture surrendered to and cancelled by it and in respect of which a replacement Debenture has been delivered or moneys have been paid and shall, as soon as reasonably practicable, furnish to the Corporation, upon its receipt of a written request, a certificate as to such destruction.

2.23 Access to Lists of Holders

(a) The register of Debentureholders maintained by the Trustee will, at all reasonable times during the regular business hours of the Trustee, be open for inspection by the Corporation.

(b) If any one or more Holders as may be permitted by Applicable Law (in each case, the "Applicants") apply to the Trustee (with a copy to the Corporation), then the Trustee, after having been funded and indemnified to its reasonable satisfaction by such Applicants for its related costs and expenses, shall afford or shall cause the Corporation to afford the Applicants, access during normal business hours to the most recent list of Debentureholders within 10 Business Days after the receipt of such application by the Trustee. Such list shall be as of a date no more than 10 days (or such other date as may be mandated by Applicable Law) prior to the date of receipt of the Applicants' request.

2.24 Canadian Legend on the Debentures and Common Shares

The certificates or other instruments representing the Debentures, and the stock certificates representing any Common Shares issued upon conversion of such Debentures, (if issued prior to the expiration of the applicable hold periods), if any, will bear the following legend in accordance with Applicable Securities Legislation:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

provided that if, at any time, in the opinion of Counsel to the Corporation, such legend is no longer necessary or advisable under Applicable Securities Laws, or the Holder of any such legended certificate, at the Holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

ARTICLE 3
REDEMPTION AND PURCHASE OF DEBENTURES

3.1 Corporation Redemption Right

In the circumstances described in, and subject to the additional procedures set out in Section 2.2(e), and subject to compliance with Applicable Law, the Corporation shall have the right to redeem, either in whole or in part at any time and from time to time from the Release Date and prior to the Maturity Date, any Debentures issued hereunder, either by payment of cash, by issuance of Common Shares as provided for in Section 3.6, or any combination thereof. In addition to the procedures set out in the section referred to above, the following procedures will apply.

3.2 Partial Redemption

If less than all the Debentures for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such Debentures are being redeemed by the issuance of Common Shares by the Corporation pursuant to Section 3.6, the Corporation shall, at least 15 days before the date upon which the Redemption Notice is to be given, notify the Trustee in writing of its intention to redeem such Debentures and of the aggregate principal amount of Debentures to be redeemed. The Debentures to be so redeemed shall be selected by the Trustee (i) on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each Holder, or (ii) to the extent such pro rata allocation is not possible, by lot in such manner as the Trustee deems equitable, subject to any required approval of the exchange or market on which the Debentures or Common Shares are then listed, as may be required from time to time. No Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all Holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price or the issuance of Common Shares in respect of such redemption, as applicable, the Corporation shall execute and the Trustee shall certify and deliver without charge to the Holder thereof or upon the Holder's order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered. Unless the context otherwise requires, the terms "Debenture" or "Debentures" as used in this Article 3 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

3.3 Notice of Redemption

Written notice of redemption (the "Redemption Notice") of Debentures shall be given to the Trustee in the form of Redemption Notice set out in Schedule "A" (or any other written notice in a form satisfactory to the Trustee) and the Holders of the Debentures to be redeemed at least 30 days and not more than 60 days prior to the date fixed for redemption (the "Redemption Date") in the manner provided in Section 12.2. Every such Redemption Notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price, the right of the Holders to receive the principal amount of the Redemption Price in Common Shares in accordance with Section 3.6 and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, and subject to Section 3.2, the Redemption Notice shall specify:

(a) the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder); and

(b) in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

3.4 Debentures Due on Redemption Dates

Upon notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price (plus accrued and unpaid interest thereon), on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date of such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been deposited as provided in Section 3.5 and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.5 Deposit of Redemption Monies or Common Shares

Redemption of Debentures shall be provided for by the Corporation depositing via wire transfer with the Trustee or any paying agent to the order of the Trustee, on or before 9:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, or such Common Shares, or both as the case may be, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption (and any accrued and unpaid interest thereon). The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or Common Shares so deposited, or both, the Trustee shall pay or cause to be paid to the Holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, and interest (if any) (less any tax required to be withheld therefrom) to which they are respectively entitled on redemption. The Trustee will remit, as directed by the Corporation, such taxes withheld as and when required to the applicable tax authorities.

3.6 Right to Receive Principal Amount of Redemption Price in Common Shares

(a) Subject to the receipt of any required regulatory approvals, and the other provisions of this Section 3.6, each Holder may, at its option, in exchange for or in lieu of receiving the Redemption Price in cash, elect to satisfy the right to receive the Redemption Price in respect of a redemption of Debentures by the Corporation issuing and delivering to such Holder on the Redemption Date that number of Common Shares obtained by dividing the Redemption Price (or applicable portion thereof to be satisfied by the issuance and delivery of Common Shares) by the Conversion Price (the "Common Share Redemption Right").

(b) The Holder shall exercise the Common Share Redemption Right by so specifying in a written notice (the "Common Share Redemption Notice"), the form of which is set out in Schedule "A" or any other written notice in a form satisfactory to the Trustee, which shall be delivered to the Trustee and the Corporation not more than 10 days after the delivery of the Redemption Notice to such Holder, and which shall also specify the aggregate principal amount of Debentures in respect of which the Holder is exercising the Common Share Redemption Right in such notice.

(c) In the event that the Holder duly exercises its Common Share Redemption Right, subject to the receipt by the Corporation of any required regulatory approval and the approval of Recognized Stock Exchange, upon presentation and surrender of the Debentures for payment on the Redemption Date, at any place where a register is maintained pursuant to Section 2.11 or any other place specified in the Redemption Notice, the Corporation shall on or before 9:00 a.m. (Vancouver time) on the Business Day immediately prior to the Redemption Date instruct the Transfer Agent to make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Common Shares to which such holders are entitled.

(d) No fractional Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.6(c), the cash equivalent thereof determined on the basis of the Conversion Price (less any tax required to be deducted, if any); provided, however the Corporation shall not be required to make any payment of less than $20.00.

(e) A Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Holder of its Common Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(f) The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Holders' Common Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Common Share Redemption Right, such number of Common Shares as shall be issuable in such event. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(g) The Corporation shall comply with all Applicable Securities Law regulating the issue and delivery of Common Shares upon exercise of the Common Share Redemption Right by a Holder.

(h) The Corporation shall from time to time promptly pay, or make provision satisfactory to the Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Common Shares to Holders upon exercise of the Common Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(i) If the Holder elects to receive all or any portion of the Redemption Price by way of the receipt of Common Shares in accordance with this Section 3.6 and if the Redemption Price (or any portion thereof) to which a Holder is entitled is subject to withholding taxes and the amount of the cash payment of the Redemption Price, if any, is insufficient to satisfy such withholding taxes, the Trustee, on the written direction of the Corporation but for the account of the Holder, shall facilitate the delivery of the number of Common Shares indicated in the written direction of the Corporation required to be sold to the investment banks, brokers or dealers selected by the Corporation, out of the Common Shares issued by the Corporation for this purpose, such number of Common Shares that together with the cash payment of the Redemption Price, if any, is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of, and as directed by, the Corporation to the proper tax authorities within the period of time prescribed for this purpose under Applicable Laws.

3.7 Failure to Surrender Debentures Called for Redemption

In case the Holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such Holder's Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, or such Common Shares may be held in trust without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the Common Shares so deposited, or both, upon surrender and delivery of such holder's Debenture of the Redemption Price, as the case may be, of such Debenture. Subject to applicable legislation, in the event that any money, or Common Shares, required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six (6) years from the Redemption Date, then such monies or Common Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation on its demand and, upon receipt thereof, the Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or Common Shares due from the Corporation, subject to any limitation period provided by the laws of British Columbia.

3.8 Purchase of Debentures

Provided that no Event of Default has occurred and is continuing, the Corporation may at any time and from time to time purchase all or any of the Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a Recognized Stock Exchange) or by tender or by private contract, at any price, subject to compliance with Applicable Securities Laws and the provisions of this Indenture. Debentures so purchased by the Corporation shall be submitted to the Trustee for cancellation in accordance with Section 2.21. If an Event of Default has occurred and is continuing, the Corporation will not have the right to purchase any Debentures except as permitted by this Indenture.

If, upon an invitation for tenders, more Debentures than the Corporation is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Corporation will be selected by the Trustee on a pro rata basis and in consultation with the Corporation and in accordance with Applicable Securities Laws, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose, the Trustee may make, and may from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more such Debentures becomes subject to purchase in part only. The Holder of any Debenture of which a part only is purchased upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a replacement Debenture for and evidencing the same obligation as the unpurchased part so surrendered, and the Trustee shall certify and deliver such replacement Debenture upon receipt of the Debenture so surrendered.

3.9 Debentures Purchased in Part

Any Debenture that is to be purchased only in part pursuant to this Article 3 shall be surrendered at the office of the Trustee, and promptly after the date of such purchase, the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

3.10 Compliance with Applicable Securities Law upon Purchase of Debentures

In connection with any offer to purchase Debentures under this Article 3, the Corporation shall comply with all Applicable Securities Laws in connection with such offer to purchase or purchase of Debentures, all so as to permit the rights of the Holders and obligations of the Corporation under this Article 3 to be exercised in the time and in the manner specified therein. To the extent that compliance with any Applicable Securities Laws would result in a conflict with any of the terms thereof, this Indenture is hereby modified to the extent required for the Corporation to comply with such Applicable Securities Laws.

3.11 Repayment to the Corporation

To the extent that the aggregate amount of cash deposited by the Corporation pursuant to the provisions of this Article 3 exceeds the aggregate purchase amount or portions thereof that the Corporation is obligated to purchase, then the Trustee shall return any such excess cash to the Corporation as soon as practicable following the completion of the applicable requirements hereunder.

3.12 Cancellation of Purchased Debentures

All Debentures purchased in whole or in part pursuant to this Article 3 shall be forthwith delivered to and cancelled by the Trustee and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

ARTICLE 4
CONVERSION OF DEBENTURES

4.1 Right to Convert

(a) Upon and subject to the provisions and conditions of this Article 4 and other provisions hereof, the Holder of each Debenture shall have the right at such Holder's option at any time prior to the close of business on the Time of Expiry, to convert any part, being $1,000 or an integral multiple thereof, of the principal amount of a Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion.

(b) Except as provided below, no adjustment in the number of Common Shares to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the Holder becomes a Holder of Common Shares in accordance with Article 4. No fractional Common Shares will be issued, any fraction of a Common Share that would otherwise be issued will be rounded down to the nearest whole number. The Conversion Price applicable to, and the Common Shares, securities or other property receivable on the conversion of, the Debentures is subject to adjustment pursuant to the provisions of Section 4.5.

(c) Holders converting Debentures will receive, in addition to the applicable number of Common Shares, accrued and unpaid interest in respect of the Debentures surrendered for conversion up to but excluding the Date of Conversion from, and including, the most recent Interest Payment Date in accordance with Section 4.4(e).

(d) Notwithstanding any other provisions of this Indenture, if a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the Holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

4.2 Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 12.2.

4.3 Revival of Right to Convert

If the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made on the date on which such purchase is required to be made then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been tendered in acceptance of the Corporation's offer.

4.4 Manner of Exercise of Right to Convert

(a) The Holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Trustee at its principal office in the City of Calgary, Alberta, together with the conversion notice set out in Schedule "A" or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 4.1 and Section 4.4(b)) as the Holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall electronically deposit the Common Shares as directed by the Debentureholder or deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such Holder is entitled in accordance with Section 4.4(e).

(b) For the purposes of Section 4.1, a Debenture shall be deemed to be surrendered for conversion on the date (the "Date of Conversion") on which it is so surrendered when the register of the Trustee is open and in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at its principal office specified in Section 4.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person or Persons entitled to receive Common Shares shall become the Holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

(c) Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d) The Holder of any Debenture of which only a part is converted shall, upon the exercise of his, her or its right of conversion surrender such Debenture to the Trustee in accordance with Section 4.4(a), and the Trustee shall cancel the same and shall without charge forthwith Authenticate and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

(e) The Holder of a Debenture surrendered for conversion in accordance with this Section 4.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof from the date of the last Interest Payment Date up to but excluding the Date of Conversion (less applicable withholding taxes, if any), and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such Holder shall become the Holder of record of such Common Shares pursuant to Section 4.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

4.5 Adjustment of Conversion Price

Subject to the requirements of a Recognized Stock Exchange, the Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a) If and whenever at any time prior to the Time of Expiry the Corporation shall: (i) subdivide, redivide or change the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or securities convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than cash dividends or distributions for which an adjustment would be made under Section 4.5(b)) (a "Common Share Reorganization"), the Conversion Price in effect on the date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Price in effect immediately prior to such record date by a fraction: (1) the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the record date on the basis upon which they first become convertible or exchangeable); and (2) the numerator of which shall be the number of Common Shares outstanding on such record date before giving effect to such Common Share Reorganization. Such adjustment shall be made successively whenever any event referred to in this Section 4.5 shall occur. Any such issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Section 4.5.

(b) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares in respect of any applicable period, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price per Common Share on such record date and of which the numerator shall be the Current Market Price per Common Share on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

(d) If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 4.5(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation, any Holder of a Debenture who has not exercised its right of conversion prior to the date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such Holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the date of this Indenture, as the case may be, the Holder had been the registered Holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this Section 4.5(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a Holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 4.5(d) shall be a supplemental indenture entered into pursuant to the provisions of Section 13.4. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.5(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances.

(e) If the Corporation shall make a distribution to all holders of shares in the capital of the Corporation, other than Common Shares, or evidences of indebtedness or other assets of the Corporation, including securities (but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.5(c), and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.5(b) (the "Distributed Securities"), then in each such case (unless the Corporation distributes such Distributed Securities to the holders of Debentures on such dividend or distribution date (as if each Holder had converted such Debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the ex-distribution date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such ex-distribution date by a fraction of which the denominator shall be the VWAP for the Common Shares for the five consecutive trading days immediately prior to the ex-distribution date and of which the numerator shall be the VWAP for the Common Shares for the first five consecutive trading days that occur immediately following ex-distribution date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective five Business Days immediately following the ex-distribution date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Corporation to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Corporation (the "Spinoff Securities"), the Conversion Price shall be adjusted, unless the Corporation makes an equivalent distribution to the holders of Debentures, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of: (A) the VWAP for the Common Shares for the 20 consecutive trading day period (the "Spinoff Valuation Period") commencing on and including the fifth trading day after the date on which ex-dividend trading commences for such distribution on a Recognized Stock Exchange or market on which the Common Shares are then listed or quoted and (B) the product of: (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the Fair Market Value of the Spinoff Securities (which determination shall be conclusive and shall be evidenced by an Officer's Certificate delivered to the Trustee) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the VWAP for the Common Shares for the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Corporation may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Debentures shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Debentures would have received if such Debentures had been converted on the record date with respect to such distribution.

(f) In any case in which this Section 4.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such Holder would, but for the provisions of this Section 4.5(f), have become the Holder of record of such additional Common Shares pursuant to Section 4.4(b).

(g) The adjustments provided for in this Section 4.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 4.5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(h) For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Corporation shall not be counted.

(i) In the event of any question arising with respect to the adjustments provided in this Section 4.5, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

(j) In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 4.5, which in the opinion of the Board of Directors, adjusted in such manner and at such time, by action of the Board of Directors, subject to the requirements of a Recognized Stock Exchange on which the Common Shares are listed, as the Board of Directors, in their sole discretion acting reasonably and in good faith may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(k) Subject to the requirements of a Recognized Stock Exchange on which the Common Shares are listed, no adjustment in the Conversion Price shall be made in respect of any event described in Section 4.5(a), Section 4.5(b), Section 4.5(c) or Section 4.5(e) other than the events described in Section 4.5(a)(i) or Section 4.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the date of this Indenture or record date, as the case may be, of such event.

(l) Except as stated above in this Section 4.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

4.6 No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, any fraction of a Common Share that would otherwise be issued will be rounded down to the nearest whole number. For clarity, the Corporation will not be required to make any cash payment to any Debentureholder in respect of the conversion of Debentures in respect of any fractional Common Shares unless such amount is greater than $20.

4.7 Corporation to Reserve Common Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all Outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non- assessable.

4.8 Cancellation of Converted Debentures

Subject to the provisions of Section 4.4 as to Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

4.9 Certificate as to Adjustment

The Corporation, pursuant to a Board Resolution, shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.5, deliver an Officer's Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall, in the event that Debentureholders holding an aggregate of 25% of the principal amount of the Debentures then outstanding notify the Trustee that they do not agree with such determination within 14 days of such determination being communicated to all the Holders, such Officer's Certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 4.3 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price.

4.10 Notice of Special Matters

The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 12.2, of its intention to fix a record date for any event referred to in Section 4.5(a), Section 4.5(b), Section 4.5(c) or Section 4.5(e) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the date of this Indenture for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 7 days in each case prior to such applicable record date.

In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 12.2, at least 30 days prior to the date of any transaction referred to in Section 4.5(d) stating the consideration into which the Debentures will be convertible after the date of this Indenture of such transaction.

4.11 Protection of Trustee

Subject to Section 9.1, the Trustee:

(a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b) shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the fact or the correctness of any such adjustment, and shall be protected in acting and relying upon, an Officers' Certificate with respect thereto;

(c) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(d) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

4.12 Canadian Private Placement Legend on Common Shares

Each certificate representing Common Shares issued upon conversion of Debentures (or in lieu of cash as interest thereon), shall have imprinted or otherwise reproduced thereon such legend or legends substantially in the following form, unless not required by Applicable Securities Laws in order to permit the Holder to freely trade such Common Shares:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]."

provided that if, at any time, in the opinion of Counsel to the Corporation, such legend is no longer necessary or advisable under Applicable Securities Laws, or the Holder of any such legended certificate, at the Holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

ARTICLE 5
SECURITY FOR INDENTURES

5.1 Grant of Pledged Shares

(a) The Corporation shall execute and deliver the Pledge Agreement for the due, prompt and complete payment, performance and satisfaction by the Corporation of all of its indebtedness, liabilities and obligations (whether present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time due or accruing due, including any ultimate unpaid balance thereof, in any currency, and whether incurred prior to, at the time of or subsequent to the execution of this Indenture) to the Trustee and the Holders of Debentures under and in respect of the Indenture and the Debentures.

(b) The Corporation shall ensure that the Trustee will receive the certificates representing the Pledged Shares, duly endorsed in blank for transfer or attached to duly executed stock transfers and powers of attorney in order to ensure that the Trustee has control (as defined in the Securities Transfer Act (British Columbia) or similar legislation in any other jurisdiction) in respect of such Pledged Shares.

(c) The Pledge Agreement shall be effective as of the date of this Indenture regardless of the date that the Debentures are issued or the date on which any money is advanced to the Corporation pursuant to this Indenture and the terms of the Debentures.

5.2 Priority of Security

The Pledge Agreement and the Liens created thereunder are for the equal and rateable benefit and security of all Holders of Debentures and the Trustee. Each Holder of Debentures by his, her or its acceptance of the Debentures hereby (i) designates and appoints the Trustee to hold the Liens created by the Pledge Agreement for the benefit of all Holders of Debentures; and (ii) authorizes and directs the Trustee to execute and deliver the Pledge Agreement in accordance with the terms thereof and this Indenture.

5.3 After Acquired Property Further Assurances

The Corporation shall forthwith, and from time to time, take such action and execute and deliver to the

Trustee, on behalf of the Holders of Debentures such agreements, conveyances, deeds and other documents and instruments which are necessary or advisable as a result of any change in Applicable Law after the date hereof or as may be necessary to ensure that any additional interests in the Pledged Shares acquired after the date hereof to be subject to a security interest pursuant to the terms hereof or the Pledge Agreement are subject to the security interests created hereby, in each case by giving the Trustee a valid Lien upon any of such  Pledged Shares to secure the payment of all principal, interest and other amounts outstanding under the Indenture and the Debentures and the performance of all obligations of the Corporation to each of the holders of Debentures and the Trustee from time to time, under and in respect of the Indenture and the Debentures.

5.4 Order of Payment

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors, and the Holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by Applicable Law upon default under this Indenture.

5.5 No Restriction on Additional Indebtedness

Nothing in this Indenture shall restrict the Corporation from incurring additional indebtedness for borrowed money or other obligations or liabilities or mortgaging, pledging or charging its properties to secure any indebtedness or liabilities.

5.6 Restrictions on Pledged Shares

The Corporation covenants and agrees with the Trustee for the benefit of the Trustee and the Holders of the then Outstanding Debentures that at all times while the Pledge Agreement remains in effect, the Corporation shall not sell, exchange, transfer, assign or otherwise dispose of the Pledged Shares or the shares or assets held by 320204 Nevada Holdings Corp., directly or indirectly, except: (i) in the ordinary course of the Corporation's business; (ii) to an arm's length transferee; or (iii) to a bona fide purchaser for value.

ARTICLE 6
COVENANTS AND REPRESENTATIONS

As long as any Debentures remain outstanding, the Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders of the then Outstanding Debentures, as follows (unless and for so long as the Corporation and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the Outstanding Debentures, in which case the following provisions of this Article 6 shall not apply):

6.1 Payment of Principal, Premium and Interest

The Corporation shall duly and punctually pay the principal of and interest on the Debentures in accordance with their terms and this Indenture.

6.2 Existence; Books of Account

The Corporation shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect the corporate, partnership or other legal existence, as applicable, and the corporate, partnership or other legal power and capacity, as applicable, of the Corporation to own its properties and assets. The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with GAAP.

6.3 Notice of Default

The Corporation shall promptly notify the Trustee upon becoming aware of the occurrence of any Default or Event of Default.

6.4 Compliance Certificate

The Corporation shall deliver to the Trustee within 120 days after the end of each Fiscal Year (and at any other reasonable time upon demand by the Trustee) beginning with the Fiscal Year ending January 31, 2025 an Officer's Certificate stating that the Corporation has compiled with all requirements of the Corporation contained in the Indenture Documents and stating whether or not a Default or an Event of Default has occurred. If a Default or an Event of Default shall have occurred, the certificate shall describe the nature and particulars of the Default of Event of Default and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

6.5 Compliance with Applicable Laws

The Corporation represents and warrants:

(a) that it currently operates, and will continue to operate, in compliance with all applicable securities guidance, laws and regulations, all applicable anti-money laundering laws and all applicable government marijuana-related laws and regulations within Canada and the United States (save and except for applicable U.S. marijuana-related federal laws and laws implicated by the violation of U.S. marijuana-related federal laws);

(b) that U.S. businesses that the Corporation invests in operate in compliance with applicable marijuana-related licensing requirements and the regulatory framework enacted by the applicable U.S. State; and

(c) that to the best of its knowledge, that U.S. customers or suppliers with which the Corporation transacts in cannabis products are licensed pursuant to applicable State law.

6.6 Conduct of Business

The Corporation shall do or cause to be done all things reasonably required to carry on its business in a commercially reasonable manner in accordance with normal industry standards and Applicable Law, except for U.S. Marijuana Laws (and laws implicated by the violation of U.S. marijuana-related federal laws). The Corporation will notify the Trustee in the event of any material change in their marijuana- related business activity including, but not limited to, a notice of merger, acquisition, intent to enter the recreational marijuana business in Canada, an intent to operate in the United States in a state where medical or recreational marijuana is not legal at the state level. The Corporation will notify the Trustee in the event it receives notice of any regulatory, governmental or criminal citation, notice of violation, investigation or proceeding that may have an impact on the Corporation's license, business activities or operations..

6.7 No Distribution on Shares if Event of Default

The Corporation shall not declare or pay any distribution to the holders of its issued and outstanding shares after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

6.8 Payment of Trustee's Remuneration

The Corporation will pay on demand the Trustee's reasonable remuneration for its services as Trustee hereunder (including reimbursements for distributions which include legal services) and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee out of its own funds in and about the execution of the trusts hereby created. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture shall be in course of administration by or under the direction of the court. This Section 6.8 shall survive the resignation of the Trustee or the termination of this Indenture. Notwithstanding the foregoing, the Corporation need not pay or reimburse the Trustee for expenses, disbursements or advances if the Trustee incurred such expenses, disbursements or advances as a result of its bad faith, willful misconduct or gross negligence of a right, duty or obligation by the Trustee.

6.9 Further Instruments and Acts

Upon reasonable request of the Trustee, the Corporation will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

6.10 Performance of Covenant by Trustee

If the Corporation fails to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 6.8 of this Indenture. No such performance or advance by the Trustee shall relieve the Corporation of any default hereunder or its continuing obligations hereunder.

ARTICLE 7
EVENTS OF DEFAULT AND REMEDIES

7.1 Events of Default and Enforcement

(a) If and when any one or more of the following events (each, an "Event of Default") shall happen on or after the date of this Indenture, namely:

(i) a default in payment of any principal amount with respect to the Debentures, when the same becomes due and payable and the continuance of such default for 30 days;

(ii) a default in payment of interest on any Debentures when due and payable and the continuance of such default for 30 days;

(iii) a default by the Corporation in performing or observing any other covenants, agreements or obligations of the Corporation as described herein, and the continuance of such default for 30 days after the earlier of the Corporation becoming aware of same and written notice to the Corporation by the Trustee requiring the same to be remedied;

(iv) a decree, judgment, or order by a court having jurisdiction in the premises shall have been entered adjudging the Corporation bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement composition or similar relief for the Corporation, under the Bankruptcy and Insolvency Act (Canada), Companies' Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law to include proceedings in desastre and/or the grant of a preliminary vesting order in saisie proceedings, in each case and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, administrator, controller or trustee or assignee in bankruptcy or insolvency of the Corporation or of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 30 consecutive days;

(v) the Corporation shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada), Companies' Creditors Arrangement Act (Canada) or any other similar bankruptcy, insolvency or analogous applicable law or shall consent to the filing or any such petition in each case, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Corporation in furtherance of any of the aforesaid actions;

(vi) if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed; or

(vii) if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction, then, and in each and every such case which has happened and is continuing, the Trustee may, in its discretion, and shall, upon the written request of the holders of, collectively, not less than 50% in principal amount of the Outstanding Debentures at such time, subject to the provisions of Section 7.3, declare the principal of (and premium, if any) together with accrued interest on all such Debentures to be due and payable immediately, by a Notice in writing to the Corporation (and to the Trustee if given by the Holders), and upon any such declaration such principal amount and premium, if any, together with accrued interest thereon, shall become immediately due and payable. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 7.6.

7.2 Notice of Event of Default

The Trustee shall, within five Business Days after the Trustee becomes aware of the occurrence of an Event of Default, give to the Holders by way of written Notice, Notice of every Event of Default so occurring and continuing at the time the Notice is given to the Holders. When a Notice of the occurrence of an Event of Default is given by the Trustee pursuant to this Section 7.2 and the Event of Default is thereafter cured, the Trustee shall, within five Business Days after the Corporation provides written Notice to the Trustee that the Event of Default has been cured and is no longer outstanding, give to all Holders to whom Notice of the occurrence of the Event of Default was given, Notice that the Event of Default is no longer outstanding. The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references this Indenture. Delivery of reports to the Trustees shall not constitute actual knowledge of, or notice to, the Trustees of the information contained therein.

7.3 Waiver of Default

(a) The Holders of, collectively, more than 50% in aggregate principal amount of the Outstanding Debentures, may on behalf of the holders of all Debentures, by written Notice to the Trustee approved by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents, instruct the Trustee to waive any past Default or Event of Default hereunder and its consequences, except a Default:

(i) in the payment of the principal of (or premium, if any) or interest on any Debentures; or

(ii) in respect of a covenant or provision hereof that under Section 13.2 cannot be modified or amended without approval by Extraordinary Resolution.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

7.4 Waiver of Acceleration

At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to this Article 7 and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of, collectively, more than 50% in aggregate principal amount of Outstanding Debentures by written Notice to the Trustee approved by an instrument in writing signed in one or more counterparts by such holders or their duly appointed proxies or agents, may instruct the Trustee to thereupon rescind and annul such declaration and its consequences if:

(a) the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Debentures;

(ii) the principal of (and premium, if any on), any of the Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefore in such Debentures; and

(iii) to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate or rates prescribed therefor in such Debentures;

(b) all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture; and

(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

7.5 Other Remedies

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium, if any) or interest on Debentures or to enforce the performance of any terms of the Debentures or this Indenture.

(b) The Trustee may maintain a Proceeding even if it does not possess any Debentures or does not produce any of them in the Proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

7.6 Application of Money Collected

Any money collected by the Trustee pursuant to this Article 7 in respect of Debentures shall (subject to any claims having priority under Applicable Law) be applied in the following order, at the dates fixed by the Trustee and, in case of the distribution of such money on account of principal of (and premium, if any) or interest, upon presentation of Debentures and the notation thereon of the payment (if only partially paid) and upon surrender thereof (if fully paid):

(a) first, to the payment of all amounts due to the Trustee of its compensation, costs, charges, expenses, borrowing, advances or other moneys furnished or provided under this Indenture with respect to such Debentures;

(b) second, to the payment of accrued interest on such Debentures;

(c) third, to the payment of the principal of (and premium, if any) on such Debentures;

(d) fourth, to the payment of any other amounts with respect to such Debentures; and

(e) fifth, to whomever may be lawfully entitled to receive the balance of such money.

7.7 Control by Holders

(a) The holders of, collectively, at least a majority in principal amount of the Outstanding Debentures may:

(i) direct the time, method and place in the Province of British Columbia of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debentures; and

(ii) take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of Debentures under any provisions of this Indenture or under Applicable Law.

(b) The Trustee may refuse, however, to follow any direction pursuant to section 7.8(a) that Counsel to the Trustee advises conflicts with Applicable Law or this Indenture.

7.8 Limitation on Suits

(a) No Holder of any Debenture will have any right to pursue any remedy (including any action, suit or proceeding authorized or permitted by this Indenture or pursuant to Applicable Law, except actions for payment of overdue principal, premium, if any, or interest with respect to this Indenture or the Debentures unless: (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the holders of, collectively, at least 50% in principal amount of the then Outstanding Debentures make a request in writing to the Trustee to pursue the remedy; (iii) such Holder or Holders offer or provide to the Trustee sufficient funding and indemnity in form satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 30 days after receipt of such request and indemnity; and (v) during such 30-day period the holders of, collectively, a majority in principal amount of Outstanding Debentures do not give the Trustee a direction inconsistent with the request.

(b) Holders may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

7.9 Collection Suit by Trustee

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee against the Corporation for the whole amount of principal (and premium, if any) and interest remaining unpaid on the Debentures and any other amounts owing under the terms of this Indenture.

7.10 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders lodged or allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

7.11 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.8, or a suit by any Holder, group of Holders, of, collectively, more than 50% in aggregate principal amount of the Outstanding Debentures.

7.12 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

7.13 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

7.14 Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any Proceeding to obtain judgment for payment of the principal of, premium, if any, or interest, if any, on the Debentures, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as Holder of a power of attorney for the Holders, for the amount which may remain due in respect of the Debentures and the interest and premium, if any, thereon.

7.15 Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal amount and interest, if any, in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures and this Indenture (whether upon repurchase or otherwise), and to bring suit for the enforcement of any such payment on or after such respective due dates is, subject to compliance with the provisions of Section 7.8, absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1 Non-Presentation of Debentures

If any Debentureholder fails to present any Debentures for payment on the date on which the principal of, premium, if any, or interest thereon, becomes payable, whether on a payment date, Maturity Date or any other repayment date, or shall not accept payment on account thereof and give such receipt therefore, if any, as the Trustee may require:

(a) the Corporation shall thereafter be entitled to pay or deliver to the Trustee and direct the Trustee to set aside; or

(b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall thereafter be entitled to direct the Trustee to set aside;

the principal of, premium, if any, and interest on such Holder's Debentures, in trust to be paid to such Debentureholder upon due presentation or surrender of such Debenture in accordance with the provisions of this Indenture; and thereupon the principal of, premium, if any, and interest payable on each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except to receive delivery and payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject to the provisions of Section 2.4.

8.2 Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium, if any, and interest on (including interest on amounts in default, if any) all of the Debentures and all other moneys payable hereunder have been paid or satisfied or that, all of the Debentures having matured, payment of the principal of, premium, if any, and interest (including interest on amounts in default, if any) on such Debentures and all other moneys payable hereunder have been duly and effectually provided for in accordance with the provisions hereof.

ARTICLE 9
CONCERNING THE TRUSTEE

9.1 Duties of Trustee

In the exercise of its rights, duties and obligations prescribed or conferred by this Indenture, the Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee shall be liable only for an act or failure to act arising from or in connection with dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of a right, duty or obligation by the Trustee. The Trustee shall not be liable for any act or default on the part of any agent employed by it or for permitting any agent or co-trustee to receive and retain any moneys payable to the Trustee under this Indenture, except as aforesaid. The Trustee shall not be required to exercise any powers and shall not have any responsibilities except as expressly provided in this Indenture and shall have no obligation to recognize nor have any liability or responsibility arising under any other document or agreement to which the Trustee is not a party, notwithstanding that reference thereto may be made herein.

9.2 Employ Agents

The Trustee may, but is not required to employ such Counsel, agents and other assistants as it may reasonably require for the proper determination and discharge of its duties under this Indenture, and shall not be responsible for any negligence or misconduct on the part of any such Counsel, agent or other assistant or for any liability incurred by any Person as a result of not employing such Counsel, agent or other assistant, and may pay reasonable remuneration for all services performed for it with respect to this Indenture, and shall be entitled to receive reimbursement for all reasonable disbursements, costs, liabilities and expenses made or incurred by it with respect to this Indenture. All such disbursements, costs, liabilities and expenses in relation to this Indenture and all expenses incidental to the preparation, execution, creation and issuance of the Debentures, whether done or incurred at the request of the Trustee or the Corporation, shall bear interest at the posted annual rate of interest charged by the Trustee from time to time to its corporate trust customers from the date which is 30 days following receipt by the Corporation of an invoice from the Trustee with respect to such expenses until the date of reimbursement and shall (together with such interest) be paid by the Corporation immediately upon receipt of such invoice.

9.3 Reliance on Evidence of Compliance

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney at the sole cost of the Corporation and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Corporation shall be sufficient if signed by an Officer of the Corporation. The Trustee may request that the Corporation deliver an Officer's Certificate setting forth the names of the individuals and/or title of officers authorized at such time to take specified actions pursuant to this Indenture.

Before the Trustee acts or refrains from acting, it may, acting reasonably, require an Officer's Certificate or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or opinion of counsel. The Trustee may consult with counsel of its selection (including Counsel to the Corporation) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

9.4 Advice of Experts

The Trustee may act or not act and rely or not rely, and shall be protected in acting or not acting and relying or not relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuer, engineer, surveyor or other expert, whether obtained by the Trustee or by the Corporation, in relation to any matter arising in the administration of the trusts hereof and the Trustee shall not be responsible for any misconduct on the part of any of them or for any loss occasioned by so acting unless such action was taken in bad faith or such action constitutes negligence or wilful misconduct, and, if acting in good faith, may rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and may obtain such assistance as may be necessary to the proper determination and discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants.

9.5 Trustee May Deal in Debentures

In its personal capacity or any other capacity, the Trustee, and each Affiliate of the Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debentures and generally contract and enter into financial transactions with the Corporation and any Affiliate of the Corporation without being liable to account for any profits made thereby.

9.6 Conditions Precedent to Trustee's Obligation to Act

(a) The Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations imposed under this Indenture or to supervise or interfere with any of the activities of the Corporation, or to do or take any act, action or Proceeding by virtue of the powers conferred on it by this Indenture, unless and until it shall have been required to do so under the terms of this Indenture; nor shall the Trustee be required to take notice of any Default or Event of Default, other than in payment of any moneys required by this Indenture to be paid to the Trustee, unless and until notified in writing of such Default or Event of Default by the Corporation or by any Holder, which notice shall distinctly specify such Default or Event of Default, and in the absence of any such notice the Trustee may conclusively assume that no Default or Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion given to the Trustee in this Indenture to determine whether or not to take action with respect to any Default or Event of default or with respect to any such requisition.

(b) The obligation of the Trustee to do any of the actions referred to in (a), including to commence or to continue any Proceeding or any right of the Trustee or the Holders, shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such action and an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities which may result from such action and any loss and damage the Trustee may suffer by reason of such action.

9.7 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

9.8 Resignation or Removal of Trustee; Conflict of Interest

(a) The Trustee represents and warrants to the Corporation that at the time of the execution and delivery of this Indenture no material conflict of interest exists with respect to the Trustee's role as a fiduciary hereunder.

(b) The Trustee may resign as trustee hereunder by giving not less than 90 days notice in writing to the Corporation or such shorter notice as the Corporation may accept as sufficient. The Trustee shall resign if a material conflict of interest arises with respect to its role as trustee under this Indenture that is not eliminated within 30 days after the Trustee becomes aware of such conflict of interest. Immediately after the Trustee becomes aware that it has a material conflict of interest it shall provide the Corporation with written notice of the nature of that conflict. Upon any such resignation, the Trustee shall be discharged from all further duties and liabilities under this Indenture. None of the validity and enforceability of this Indenture or the Debentures shall be affected in any manner whatsoever by reason only of the existence of a material conflict of interest on the part of the Trustee (whether arising prior to or after the date of this Indenture). If the Trustee does not comply with this section, any Holder or the Corporation may apply to the Supreme Court of British Columbia in Vancouver for an order that the Trustee be replaced as trustee under this Indenture.

(c) In the event of the Trustee resigning or being removed by the Holders by Extraordinary Resolution or by the Corporation or being dissolved, becoming insolvent or bankrupt, going into liquidation or otherwise becoming incapable of acting as trustee under this Indenture, the Corporation shall immediately appoint a successor Trustee unless a successor Trustee has already been appointed by the Holders; failing such appointment by the Corporation, the retiring Trustee or any other Holder may apply (at the expense of the Corporation) to a judge of the Supreme Court of British Columbia in Vancouver for, on such notice as such judge may direct, for the appointment of a successor Trustee. The successor Trustee so appointed by the Corporation or by such court shall be subject to removal by the Holders by way of an Act of Holders. Any successor Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in Canada or in any province thereof. On any appointment of the successor Trustee, the successor Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Trustee. The expenses of all acts, documents and Proceedings required under this section will be paid by the Corporation in the same manner as if the amount thereof were fees payable to the Trustee under this Indenture.

(d) Any successor Trustee shall, immediately upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts under this Indenture, with like effect as if originally named as Trustee hereunder. Nevertheless, upon the written request of the successor Trustee or of the Corporation and upon payment of all outstanding fees and expenses, the Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Trustee, upon the trusts expressed in this Indenture, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property (including money) held by such Trustee to the successor Trustee in its place. Should any deed, conveyance or other document in writing from the Corporation be required by any successor Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Trustee, be made, executed, acknowledged and delivered by the Corporation.

(e) Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall be a successor Trustee under this Indenture without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust company in Canada or any province thereof and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.

9.9 Authority to Carry on Business; Resignation

The Trustee represents and warrants to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in Alberta. If the Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the Debentures issued hereunder shall not be affected in any manner by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in Canada or a province thereof, either become so authorized or resign in the manner and with the effect specified in Section 9.8.

9.10 Protection of Trustee

By way of supplement to any Applicable Law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Trustee, it is expressly agreed that:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representations and warranties contained in Section 9.1 and Section 9.11 which are being given by the Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b) the Trustee shall not be bound to give to any Person notice of the execution of this Indenture unless and until an Event of Default and declaration of acceleration has occurred, and the Trustee has determined or become obliged to enforce the same;

(c) the Trustee shall not incur any liability or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or of any acts of the agents or servants of the Corporation;

(d) the permissive rights of a Trustee enumerated herein shall not be construed as duties;

(e) in addition to and without limiting any other protection of the Trustee hereunder, or otherwise by law, the Corporation indemnifies and saves harmless the Trustee and its officers, directors and employees and agents from and against any and all liabilities, losses, costs, claims, actions, expenses (including legal fees and disbursements on a solicitor and client basis) or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated by this Indenture, and including legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee, save only in the event of the gross negligence or reckless disregard in acting or failing to act, or the wilful misconduct, dishonesty or bad faith of the Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or removal of the Trustee;

(f) without limiting the generality of (e), the Corporation will indemnify and hold harmless the Trustee and upon written request reimburse the Trustee for the amount of: (i) any taxes levied or imposed and paid by the Trustee as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties and interest) arising therefrom or with respect thereto paid by the Trustee as a result of payments made under or with respect to the Debentures and (iii) any taxes levied or imposed and paid by the Trustee with respect to reimbursement under clauses (i) and (ii) of this Section 9.10(f), but excluding any taxes on the Trustee's net income arising from fees for acting as the trustee hereunder or in respect of the Trustee's capital.

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by, Alliance Trust Company, and each agent, custodian and other Person employed to act hereunder;

(h) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it under this Indenture, act by the responsible officers of the Trustee; the Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture, and any delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think to be in the best interest of the Holders;

(j) the Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter under this Indenture, unless the Trustee shall have received from the Corporation or a Holder written notice stating the matter in respect of which the Trustee should have notice or actual knowledge; and

(k) the Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Corporation or of any Person on whose signature the Trustee may be called upon to act or refrain from acting under this Indenture.

9.11 Additional Representations and Warranties of Trustee

The Trustee represents and warrants to the Corporation that:

(a) the Trustee is a trust company validly existing under the laws of its jurisdiction of incorporation;

(b) the Trustee has full power, authority and right to execute and deliver and perform its obligations under this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

(c) this Indenture has been duly executed and delivered by the Trustee.

9.12 Third Party Interests

The Corporation hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture for or to the credit of the Corporation, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

9.13 Trustee Not Bound to Act

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non- compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the Corporation provided: (i) that the Trustee's written notice shall describe the circumstances of such non-compliance to the extent permitted under applicable anti-money launder or anti-terrorist legislation, regulation or guideline; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.

9.14 Compliance with Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, the "Privacy Laws") applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party to this Indenture shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 10
MEETINGS OF DEBENTUREHOLDERS

10.1 Purposes for Which Meetings May be Called

A meeting of Debentureholders may be called at any time and from time to time pursuant to this Article to make, give or take any Act provided by this Indenture to be made, given or taken by Debentureholders.

10.2 Call, Notice and Place of Meetings

(a) The Trustee may at any time and from time to time and shall, on receipt of a Corporation Request or a requisition in writing made by the Holders of, collectively, at least 25% in principal amount of the Outstanding Debentures, call a meeting of Debentureholders for any purpose specified in Section 10.1, to be held at such time and at such place in the City of Vancouver, Province of British Columbia, as the Trustee shall determine. Notice of every meeting of Debentureholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 12.2, not less than 21 or more than 60 days prior to the date fixed for the meeting.

(b) If at any time the Corporation, pursuant to a Board Resolution, or the Holders of, collectively, at least 25% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Debentureholders for any purpose specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Corporation or the Debentureholders in the amount above specified, as the case may be, may determine the time and the place in the City of Vancouver, Province of British Columbia, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in (a).

10.3 Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders, and may sign written resolutions and other instruments in writing in lieu of a meeting as contemplated in Section 10.8, by an authorized representative. The Corporation with the approval of the Trustee may, from time to time, make and vary regulations as it shall think fit providing for and governing any or all the following matters for the purpose of enabling the Debentureholders to vote at any such meeting by proxy:

(a) the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

(b) the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c) the deposit of instruments appointing proxies at such approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic communication before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

10.4 Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Debentureholders, a Person shall be: (a) a Holder of one or more Outstanding Debentures; or (b) a Person appointed by an instrument in writing as proxy for a Holder or holders of one or more Outstanding Debentures by such Holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its Counsel and any representatives of the Corporation and its Counsel.

10.5 Quorum; Action

(a) Two or more persons entitled to vote 25% in principal amount of Outstanding Debentures shall constitute a quorum for a meeting of Debentureholders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Debentureholders, be dissolved. In the absence of a quorum in any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, the Debentureholders present or represented at such adjourned meeting shall constitute the quorum and the business for which the meeting was adjourned may be transacted. No notice of any reconvening of any adjourned meeting shall be required.

(b) Except as limited by Section 13.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of holders of, collectively, a majority in principal amount of the Debentures present or represented by proxy at such meeting or adjourned meeting; provided, however, that, except as limited by Section 13.2, any resolution with respect to any Act that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the holders of such specified percentage in principal amount of Outstanding Debentures.

(c) Any resolution passed or decision taken at any meeting of Debentureholders duly held in accordance with this Section 10.5 will be binding on all Debentureholders, whether or not present or represented at the meeting.

10.6 Determination of Voting Rights Chairman; Conduct and Adjournment of Meetings

(a) Notwithstanding any other provisions of this Indenture, the Trustee or the Corporation, with the approval of the Trustee, may make and from time to time may vary such reasonable regulations as it may deem advisable for any meeting of Debentureholders in regard to proof of the holding of Debentures and the appointment of proxies and in regard to the appointment and duties of scrutineers of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 1.12 and the appointment of any proxy shall be proved in the manner specified in Section 1.12.

(b) The Trustee shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Corporation or by Debentureholders as provided in Section 1.12, in which case the Corporation or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a chairman and secretary.

(c) At any meeting of Debentureholders each Holder of a Debenture or proxy shall be entitled to one vote for each one thousand Dollars ($1,000) principal amount of Debentures held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

(d) Any meeting of Debentureholders duly called pursuant to Section 10.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote, collectively, a majority in principal amount of Outstanding Debentures represented at the meeting and the meeting may be held as so adjourned without further notice.

10.7 Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballots on which shall be inscribed the signatures of the Debentureholders or of their representatives by proxy and the principal amounts and serial numbers of Outstanding Debentures held or represented by them. The chairman of the meeting shall appoint a scrutineer of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the reports of the scrutineer of votes on any vote by ballot taken thereat.

10.8 Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Holders at a meeting held as hereinbefore in this Article 10 may also be taken and exercised: (i) by the holders of, collectively, a majority in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such Holders or their duly appointed proxies or agents with respect to resolutions which are not Extraordinary Resolutions and (ii) by the holders of, collectively, not less than 66⅔% in principal amount of Outstanding Debentures by an instrument in writing signed in one or more counterparts by such holders or their duly appointed proxies or agents with respect to resolutions which are Extraordinary Resolutions and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

10.9 Holdings by the Corporation Disregarded

In determining whether Holders holding Debentures evidencing the required number of Debentures are present at a meeting of Holders for the purpose of determining a quorum or for the purpose of determining whether Holders have concurred in any consent, waiver, resolution or other action under this Indenture, the Debentures owned legally or beneficially by the Corporation shall be disregarded.

10.10 Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective directors, officers and employees, the auditors of the Corporation and the legal advisers of the Corporation, the Trustee or any Debentureholder may attend and speak at any meeting of the Debentureholders but shall have no vote as such.

10.11 Meaning of "Extraordinary Resolution"

(a) The expression "Extraordinary Resolution" when used in this Indenture means, subject to the provisions of Section 10.8, and except as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of, collectively, not less than 25% of the aggregate principal amount of the Debentures then outstanding are present in Person or by proxy and passed by the favourable votes of the holders of, collectively, not less than 66⅔% of the aggregate principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b) If, at any such meeting, the holders of, collectively, not less than 25% of the aggregate principal amount of the Debentures then outstanding are not present in Person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of, collectively, not less than 66⅔% of the aggregate principal amount of the Debentures present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of, collectively, not less than 25% in the aggregate principal amount of the Debentures then outstanding are not present in Person or by proxy at such adjourned meeting.

(c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.12 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

ARTICLE 11
AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

11.1 Amalgamation and Consolidations of Corporation and Conveyances Permitted Subject to Certain Conditions

The Corporation shall not consolidate with, amalgamate or merge into any other Person or enter into any reorganization or arrangement or effect any conveyance, sale, transfer or lease of all or substantially all of its assets (any such transaction, a "Subject Transaction"), other than with or into one or more of the Corporation's Wholly-Owned Subsidiaries and other than such transactions as are permitted under this Indenture, unless in any such case:

(a) the Corporation shall be the continuing Person, or if not, in the case of a successor Person (or the Person that leases or that acquires by conveyance, sale or transfer all or substantially all of the assets of the Corporation) (such Person being referred to as the "Successor Entity"), such Successor Entity shall expressly assume the due and punctual payment of the principal of, the premium, if any, and interest on all Outstanding Debentures, according to their tenor. Such Successor Entity shall in all instances expressly assume the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Corporation by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Successor Entity;

(b) in the case where the Successor Entity is a successor Person to the Corporation, the Debentures will be valid and binding obligations of the Successor Entity entitling the Holders thereof, as against the Successor Entity, to all the rights of Debentureholders under this Indenture;

(c) there shall not immediately after the date of this Indenture of the Subject Transaction be a Default or Event of Default; and

(d) if the Corporation will not be the continuing Person, the Corporation shall have, at or prior to the date of this Indenture of the Subject Transaction delivered to the Trustee an Officer's Certificate stating that the Subject Transaction complies with this Section 11.1 and, if a supplemental indenture is required in connection with the Subject Transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for and relating to the Subject Transaction have been complied with.

Upon the assumption of the Corporation's obligations by the Successor Entity in such circumstances, the Corporation shall be discharged from all obligations under the Debentures and this Indenture.

11.2 Rights and Duties of Successor Entity

(a) In case of any Subject Transaction and upon any such assumption by the Successor Entity, such Successor Entity shall agree to be bound by the terms of this Indenture as principal obligor in place of the Corporation with the same effect as if it had been named herein as the Corporation. Such Successor Entity to the Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all Debentures which theretofore shall not have been signed by the Corporation and delivered to the Trustee. All Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures have been issued at the date of the execution hereof.

(b) In the case of any Subject Transaction, such changes in phraseology and form (but not in substance) may be made in Debentures thereafter to be issued as may be appropriate.

ARTICLE 12
NOTICES

12.1 Notice to Corporation

Any Notice to the Corporation shall be in writing and shall be valid and effective if delivered, sent by electronic transmission (with receipt confirmed), or mailed to the Corporation, at:

C21 Investments Inc.

Suite 170 - 601 West Cordova St.

Vancouver, British Columbia V6B 1G1

Attention: Michael Kidd, Chief Financial Officer

Email: Michael.kidd@cxxi.ca

With a copy to:

Koffman Kalef LLP

885 West Georgia Street, Suite 1900
Vancouver, BC V6C 3H4

Attention: Bernard Poznanski

Email: bp@kkbl.com

and such Notice shall be deemed to have been received by the Corporation, where given by delivery, on the day of delivery, where sent by electronic transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. (Vancouver time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (Vancouver time) on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail from a destination within Canada, or only airmail, postage prepaid, if sent from a destination outside Canada. The Corporation may from time to time notify the Trustee of a change in address or electronic mail address by Notice given as provided in Section 12.3.

12.2 Notice to Holders

(a) Any Notice to Debentureholders may be effectively given if delivered, sent by electronic or facsimile transmission (with receipt confirmed), or mailed, in each case at post office address appearing in the relevant register and such Notice shall be deemed to have been received by a Holder, where given by delivery, on the day of delivery, where sent by electronic or facsimile transmission (with receipt confirmed) on the day of transmittal of such Notice if sent before 5:00 p.m. (Vancouver time) on a Business Day, and, where mailed, on the fifth Business Day following the mailing date, but only if sent by first class mail to a destination within Canada or only by airmail, postage prepaid if sent to a destination outside Canada.

(b) If the regular mail service is suspended or for any other reason it shall be impracticable to give Notice to Debentureholders by mail, then such notification to Debentureholders may be given by the publication of the Notice once in a daily newspaper with national circulation in Canada or in any other manner approved by the Trustee, and it shall constitute sufficient Notice to such Holders for every purpose hereunder. In any case where Notice to Debentureholders is given by mail, neither the failure to mail such Notice nor any defect in any Notice so mailed to any particular Holder shall affect the sufficiency of such Notice with respect to other Debentureholders.

(c) Any Notice sent to the Debentureholders as provided above shall be effective notwithstanding that any such Notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.

12.3 Notice to Trustee

Any Notice to the Trustee shall be in writing and shall be valid and effective if delivered, sent by facsimile transmission (with receipt confirmed), or mailed to Alliance Trust Company, at:

Alliance Trust Company

407 - 2nd  Street S.W., Suite 1010

Calgary, AB  T2P 2Y3

Attention: Zinat Damji
Telephone: (403) 237-6111

Email: zinat@alliancetrust.ca

and such Notice shall be deemed to have been received by Alliance Trust Company, where given by delivery, on the day of delivery, where sent by electronic or facsimile transmission (with receipt confirmed), on the day of transmittal of such Notice if sent before 5:00 p.m. (Vancouver time) on a Business Day and on the next succeeding Business Day if not sent before 5:00 p.m. (Vancouver time) on a Business Day, and, where mailed, on the third Business Day following the mailing date. The Trustee may from time to time notify the Corporation of a change in address or facsimile number by Notice given as provided in Section 12.1.

12.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 12.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.3.

ARTICLE 13
AMENDMENTS, SUPPLEMENTS AND WAIVERS

13.1 Without Consent of Holders

The Corporation and the Trustee may amend or supplement this Indenture or the Debentures without notice to or consent of any Debentureholder for the purpose of:

(a) evidencing a successor to the Corporation and the assumption by that successor of the Corporation's obligations under this Indenture and the Debentures;

(b) evidence and provide for the acceptance of an appointment under the Indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(c) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

(d) making any other changes to this Indenture that do not adversely affect the interest of the Holders in any material respect, based on an opinion of counsel (and in the case of a change affecting the rights of the Trustee, with its consent).

13.2 With Consent of Holders

(a) Subject to Section 13.1 and except as otherwise provided in this Section 13.2, the Corporation and the Trustee may amend or supplement this Indenture or the Debentures with the approval of the Holders of, collectively, at least a majority in aggregate principal amount of the Debentures then outstanding. However, without approval thereof by Extraordinary Resolution, an amendment, supplement or waiver may not:

(i) alter the manner of calculation or rate of accrual of interest on the Debentures or change the time of payment;

(ii) change the Maturity Date of the Debentures or reduce the principal amount, with respect to the Debentures;

(iii) make any change that adversely affects the rights of Holders to require the Corporation to purchase the Debentures at the option of Holders or make any change to any other covenant that adversely affects the rights of the Holders;

(iv) change the currency of payment of principal of, or interest on, the Debentures; or

(v) change the provisions in this Indenture that relate to modifying or amending this Indenture.

(b) After an amendment, supplement or waiver under this Section 13.2 becomes effective, the Corporation shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Corporation to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

13.3 Additional Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture (including under Section 13.2) or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject to receipt of the prior approval of the applicable Recognized Stock Exchange, where required:

(a) power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium or interest, the payment of which is extended, is at the time due or overdue;

(b) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or, subject to the consent of the Trustee, the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Article 11 shall have been complied with;

(e) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f) power to waive, and direct the Trustee to waive, any default hereunder or to cancel any declaration made by the Trustee pursuant to Section 7.1 which is not permitted to be waived or cancelled, as the case may be, in Section 7.3 by holders of, collectively, more than 50% of the principal amount of the Outstanding Debentures, either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding, to stay or discontinue or otherwise deal with the same, if the taking of such suit, action or proceeding shall have been permitted by Article 7, upon payment of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Voting Securities or other securities of the Corporation;

(j) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k) power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture; and

(l) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to (j).

13.4 Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 (a "Supplemental Indenture") or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and subject to Section 9.1, shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture, is not inconsistent herewith, is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor's rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with a Supplemental Indenture executed pursuant to this Section 13.4, that the Trustee is authorized to execute and deliver such Supplemental Indenture without the consent of the Holders and, in connection with a Supplemental Indenture executed pursuant to Section  13.4, that the requisite consents of the Holders have been validly obtained in accordance with Section 13.2 hereof. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

13.5 Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes, unless otherwise so specified; and every Holder theretofore or thereafter certified and delivered under this Indenture shall be bound by the Supplemental Indenture.

13.6 Reference in Debentures to Supplemental Indentures

Debentures certified and delivered after the execution of any Supplemental Indenture pursuant to this Article 13 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture. If the Corporation shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such Supplemental Indenture may be prepared and executed by the Corporation and certified and delivered by the Trustee in exchange for Outstanding Debentures.

13.7 Prior Approval of Recognized Stock Exchange

Notwithstanding anything to the contrary in this Indenture, any supplement or amendment to the terms of the Debentures or to this Indenture shall be made in accordance with the requirements of a Recognized Stock Exchange, as required.

ARTICLE 14
MISCELLANEOUS PROVISIONS

14.1 Acceptance of Trusts

The Corporation and the Trustee hereby specifically acknowledge and agree that the Trustee is acting hereunder in its capacity as the Person holding the power of attorney of the Holders for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture. Each Holder, by its acceptance thereof, accepts and confirms the appointment of the Trustee as the Person holding the power of attorney of such Holder for the purposes of this Indenture and in conformity with and subject to the terms and conditions of this Indenture.

14.2 Protection of Trustee

None of the provisions of this Indenture shall require a Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

14.3 Counterparts and Formal Date

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear a date as of the date hereof. Without limiting the foregoing, if the signatures on behalf of one party to this Indenture are on different counterparts, this shall be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Indenture.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

C21 INVESTMENTS INC.

By: "Michael Kidd"

 Name: Michael Kidd

 Title:  Chief Financial Officer

ALLIANCE TRUST COMPANY, as Trustee

By: "Zinat H Damji"

        Name: Zinat H. Damji

        Title: President & CEO

By: "Miguel Lahud"

        Name: Miguel Lahud

        Title:  Director, Client Services & Business Development

SCHEDULE "A"

FORM OF DEBENTURE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].

No. ◆	$◆

C21 INVESTMENTS INC.

(A corporation incorporated under the laws of British Columbia)

12.0% CONVERTIBLE DEBENTURE

C21 INVESTMENTS INC. (the "Corporation"), for value received, hereby acknowledges itself indebted and promises to pay to the order of the registered Holder, subject to this Debenture (as defined below) being converted, redeemed our purchased prior to November 6, 2026 (the "Maturity Date") in accordance with the terms set forth in the Indenture (as defined below), the principal sum of

[insert amount],

in twenty-five (25) equal monthly instalments (each, a "Monthly Instalment"), in lawful money of Canada each equal to the outstanding principal of this Debentures on the Issue Date (as defined in the Indenture) divided by 25, with a final payment on the Maturity Date of all of the then Outstanding (as defined in the Indenture) principal of this Debenture, together with all accrued and unpaid interest thereon, with each Monthly Instalment to be paid on the last day of each calendar month (each, a "Monthly Instalment Date"), beginning on the last day of the sixth calendar month from the Issue Date (the "Release Date"), with the first Monthly Instalment due and payable on October 31, 2024. In the event that prior to the Maturity Date, the Debentures are converted into Common Shares by the Holder or redeemed or purchased by the Corporation in accordance with the terms of the Indenture, the amount of each remaining Monthly Instalment on the date of such conversion, redemption or purchase, as applicable, shall be proportionally adjusted to reflect the outstanding principal of the Debentures after the occurrence of such conversion, redemption or purchase.

Each Monthly Instalment shall be paid to the Holder in cash, or the Holder may elect to receive as payment for all or a portion of the principal of this Debenture payable on any given Monthly Instalment Date by way of the issuance to the Holder of up to such number of Common Shares as obtained by dividing the principal amount of this Debenture at the time of such election by the Conversion Price (as defined in the Indenture) in accordance with the terms and conditions set forth in the Indenture.

The Corporation shall pay interest on the principal amount Outstanding on this Debenture at the rate of 12.0% per annum from the Issue Date, payable in lawful money of Canada in equal quarterly instalments in arrears on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), the first such payment to fall due on June 30, 2024 (the "Initial Payment Date") and the last such payment (representing interest payable from and including the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date  The Initial Payment Date on June 30, 2024 will include interest accrued from the Issue Date to, but excluding, June 30, 2024 and the last interest payment will include accrued interest from and including the last day on which interest is due hereunder to but excluding the Maturity Date.

As interest on this Debenture becomes due, the Corporation (subject to early repurchase or redemption pursuant to the terms of the Indenture) shall forward or cause to be forwarded by ordinary post to the registered address of the registered Holder of the Debenture for the time being, or in the case of joint Holders to the registered address of one of such joint Holders, a cheque or electronic funds transfer for such interest, payable to the order of such Holder or Holders. The forwarding of such cheque or electronic funds transfer shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby, unless such cheques, if any, be not paid on presentation.

For the purposes of disclosure under the Interest Act (Canada), whenever interest is computed under this Debenture on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in such calendar year of calculation and dividing it by the number of days in the deemed year.

This Debenture is one of the 12.0% Convertible Debentures (the "Debentures") created and issued under an Indenture (the "Indenture") dated as of May 6, 2024 made between the Corporation and Alliance Trust Company, as trustee (the "Trustee"). Reference is hereby made to the Indenture for a description of the rights of the holders of the Debentures, the Corporation and the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture, by acceptance hereof, agrees. To the extent that the terms and conditions stated in this Debenture conflict with the terms and conditions of the Indenture, the latter shall prevail. All capitalized terms used herein have the meaning ascribed thereto in the Indenture unless otherwise indicated.

The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in equal aggregate principal amount, provided that Debentures tendered for exchange must be equal to $1,000 principal amount or any integral thereof.

Any part, being $1,000 or an integral multiple thereof, of the principal of this Debenture, provided that the principal amount of this Debenture is in a denomination in excess of $1,000, is convertible, at the option of the Holder hereof, upon surrender of this Debenture at the principal office of the Trustee in Vancouver, British Columbia, at any time prior to the close of business on the sixth Business Day immediately preceding the Maturity Date into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at the Conversion Price, all subject to the terms and conditions and in the manner set forth in the Indenture, including adjustment to the Conversion Price in accordance with the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion and any fraction of a Common Share that would otherwise be issued will be rounded down to the nearest whole number. Holders converting their Debentures will receive accrued and unpaid interest thereon. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the Holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

This Debenture and all other Debentures certified and issued under the Indenture rank pari passu with one another, in accordance to their tenor without discrimination, preference or priority.

Upon the giving of notice by the Trustee of the occurrence of an Event of Default in accordance with the

Indenture, the Debentures will become immediately due and payable.

2

From the Release Date to the Maturity Date, this Debenture shall be redeemable, in whole at any time, or in part from time to time, at the option of the Corporation on notice as provided for in the Indenture at a cash redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the Redemption Date (the "Redemption Price"), or, at the option of the Holder, by way of issuance to the Holder of up to such number of Common Shares as obtained by dividing the principal amount of this Debenture at the time of exercise of such option by the Conversion Price. All accrued interest payable in connection with such redemption shall be payable to the Holder in cash.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering certain resolutions passed at such meetings by, or by instruments in writing signed by, the holders of, collectively, not less than a majority, or in the case of matters requiring approval by Extraordinary Resolution, not less than 66⅔%, in aggregate principal amount of the Outstanding Debentures, binding upon all Debentureholders, subject to the provisions of the Indenture.

This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on the register kept at the principal office of the Trustee and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, and may be exchanged at any such place, by the Holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or registrar may prescribe, and such transfer shall be duly noted thereon by the Trustee or other registrar.

Neither the Debentures nor the Common Shares issuable upon conversion of the Debentures have been or will be registered under the U.S. Securities Act or any state securities laws of the United States.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

This Debenture shall be governed by and construed in accordance with the laws of the province of British Columbia and the federal laws of Canada applicable thereto.

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Trustee and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

The Corporation will furnish to any Holder, upon written request and without charge, a copy of the Indenture.

[signature page follows]

3

IN WITNESS WHEREOF C21 INVESTMENTS INC. has caused this debenture to be signed by an authorized signing officer.

DATED as of May 6, 2024.

C21 INVESTMENTS INC.

By:
Name:
Title:

4

TRUSTEE'S CERTIFICATE

This Debenture is one of the 12.0% Convertible Debentures referred to in the within-mentioned Indenture.

ALLIANCE TRUST COMPANY, as

Trustee

By:
Authorized Signatory
Date of Certification:

5

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or $ principal amount hereof*) of C21 INVESTMENTS INC. (the "Corporation") standing in the name(s) of the undersigned in the register maintained by the registrar appointed by the Corporation with respect to such Debenture and does hereby irrevocably appoint __________________ as its attorney to transfer such Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided above the principal amount (which must be equal to $1,000 principal amount or any integral thereof) to be transferred.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) on this form must be guaranteed by one of the following methods:

Canada: A Signature Guarantee obtained from a major Canadian Schedule I chartered bank. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of a Medallion Signature Guarantee Program.

Outside North America: For holders located outside North America, present the certificate(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

The registered Holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

_______________________________________________________________

Authorized Officer Signature of transferring registered Holder

_____________________________________________

Name of Institution

6

FORM OF NOTICE OF CONVERSION

TO: C21 INVESTMENTS INC. (the "Corporation")

c/o Alliance Trust Company

407 - 2nd  Street S.W., Suite 1010

Calgary, Alberta  T2P 2Y3

Attention: Securities Department

Facsimile: 403-237-6181

Email: inquiries@alliancetrust.ca

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture (the "Indenture") dated as of May 6, 2024 between the Corporation and Alliance Trust Company, as trustee, unless otherwise indicated.

The undersigned registered Holder of 12.0% Convertible Debentures (the "Debentures") irrevocably elects to convert such Debentures (or $            principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of the Corporation issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the Holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:________________________________________
(Name of Registered Holder)

(Signature of Registered Holder)

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must $1,000 integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)

Name:  ____________________________________________

__________________________________________________
(Address)

__________________________________________________
(City, Province and Postal Code)

Name of guarantor: __________________________________

Authorized signature: ________________________________

7

FORM OF PRINCIPAL PAYMENT ELECTION NOTICE

TO: C21 INVESTMENTS INC. (the "Corporation")

c/o Alliance Trust Company (the "Trustee")

407 - 2nd  Street S.W., Suite 1010

Calgary, Alberta  T2P 2Y3

Attention: Securities Department

Facsimile: 403-237-6181

Email: inquiries@alliancetrust.ca

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture (the "Indenture") dated as of May 6, 2024 between the Corporation and Alliance Trust Company, as trustee, unless otherwise indicated.

The undersigned registered Holder of 12.0% Convertible Debentures in the aggregate principal amount of $____________* (collectively, the "Debentures") irrevocably elects to receive the next Monthly Instalment of principal payable on the Debentures on ________________[Insert last day of the month on which the next Monthly Instalment is payable] by way of issuance to the Holder of Common Shares in accordance with the terms of the Indenture referred to in such Debentures and directs that the Common Shares of the Corporation issuable in connection with such Monthly Instalment be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the Holder, all requisite transfer taxes must be tendered by the undersigned).

Dated: ________________________________________
(Name of Registered Holder)

(Signature of Registered Holder)

Note: In order to be effective, this notice must be delivered to the Trustee at least ten (10) days prior to the next Monthly Instalment Date in accordance with the terms of the Indenture. Any late delivery of this notice shall result in the payment of the next applicable Monthly Instalment to the Holder in cash in accordance with the terms of the Indenture. This notice represents a Principal Payment Election only in connection with the next applicable Monthly Instalment payable, and shall not serve as a standing election for any Monthly Instalments payable after such Monthly Instalment Date.

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must $1,000 integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

8

(Print name in which Common Shares are to be issued, delivered and registered)

Name:  ____________________________________________

__________________________________________________
(Address)

__________________________________________________
(City, Province and Postal Code)

Name of guarantor: __________________________________

Authorized signature: _________________________________

2

FORM OF NOTICE OF REDEMPTION

DATE:

TO: ALLIANCE TRUST COMPANY (the "Trustee")

407 - 2nd  Street S.W., Suite 1010

Calgary, Alberta  T2P 2Y3

Attention: Securities Department

Facsimile: 403-237-6181

Email: inquiries@alliancetrust.ca

AND TO: HOLDERS OF DEBENTURES TO BE REDEEMED (the "Debentureholders")

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture (the "Indenture") dated as of May 6, 2024 between the C21 Investments Inc. (the "Corporation") and Alliance Trust Company, as trustee, unless otherwise indicated.

In accordance with Section 3.3 of the Indenture, the Corporation hereby provides notice to the Trustee and the Debentureholders of its election to redeem an aggregate principal amount of $________ (the "Redemption Price") 12.0% Convertible Debentures (the "Debentures") in accordance with the terms and conditions of the Indenture referred to in such Debenture on the following terms:

Aggregate Principal Amount of Debentures to be Redeemed:

Redemption Date:

Debentures to be Redeemed:

[Insert distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder) and the principal amounts of such Debentures (or, if any such Debenture is to be redeemed in part only, the principal amount of such part.]

In order to receive the Redemption Price in respect of the Debentures, Debentureholders are required to surrender the certificates representing the Debentures to the Trustee at the address provided for above in accordance with the terms and conditions of the Indenture.

Interest on the principal amount of Debentures called for redemption shall cease to accrue and be payable from and after the Redemption Date. Debentureholders shall receive any accrued and unpaid interest on the Debentures up to the Redemption Date in cash upon the surrender of the Debentures in accordance with the terms of the Indenture.

COMMON SHARE REDEMPTION NOTICE

Pursuant to the terms and conditions of the Indenture, each Debentureholder has the right to elect to receive payment of the Redemption Price by way of the issuance of such number of Common Shares obtained by dividing the Redemption Price by the Conversion Price (initially equal to $0.45 per Common Shares, subject to adjustment in accordance with the terms of the Indenture) (the "Common Share Redemption Right").

Any Debentureholders electing to exercise their Common Share Redemption Right shall submit their notice of such election (the "Common Share Redemption Notice") by: (i) specifying the aggregate principal amount of Debentures in respect of which the Debentureholder wishes to exercise the Common Share Redemption Right; (ii) complete, sign and date the Common Share Redemption Notice below; and (iii) deliver the signed Common Share Redemption Notice to the Trustee and the Corporation at the addresses provided above not more than ten (10) days after the date of the Notice of Redemption.

Aggregate Principal Amount of Debentures subject to the Common Share Redemption Right:

$_____________________________

The Debentureholder directs that the Common Shares of the Corporation  issuable in respect of the Common Share Redemption Right be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the Debentureholder, all requisite transfer taxes must be tendered by the undersigned).

Dated:________________________________________
(Name of Registered Holder)

(Signature of Registered Holder)

No fractional Common Shares shall be delivered upon the exercise of the Common Share Redemption Right but, subject to the terms and condition of the Indenture, in lieu thereof, the Debentureholder shall receive the cash equivalent thereof determined on the basis of the Conversion Price (less any tax required to be deducted, if any); provided, however the Corporation shall not be required to make any payment of less than $20.00.

The issuance of Common Shares in connection with the Common Share Redemption Right is subject to the receipt by the Corporation of any required regulatory approval and the approval of Recognized Stock Exchange.

NOTE: If Common Shares are to be issued in the name of a person other than the Debentureholder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)

Name:  ____________________________________________

__________________________________________________
(Address)

__________________________________________________
(City, Province and Postal Code)

Name of guarantor: __________________________________

Authorized signature: _________________________________

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